Exhibit 4.1

SAXON ASSET SECURITIES COMPANY,

Depositor

[SAXON MORTGAGE, INC.],

Master Servicer

[SAXON MORTGAGE SERVICES, INC.],

Servicer

and

[             ]

Trustee

_____________________________________________________

FORM OF

POOLING AND SERVICING AGREEMENT

Dated as of [       ]

_____________________________________________________

[SAXON ASSET SECURITIES] TRUST [           ]

MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES [        ]

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS

11

Section 1.1

Defined Terms

11

ARTICLE 2 CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND

WARRANTIES

35

Section 2.1

Conveyance of Mortgage Loans.

35

Section 2.2

Acceptance by Trustee of the Mortgage Loans.

39

Section 2.3

Representations, Warranties and Covenants of the Depositor, Servicer

and Master Servicer.

41

Section 2.4

Delivery of Opinion of Counsel in Connection with Substitutions.

46

Section 2.5

Execution and Delivery of Certificates.

47

Section 2.6

[Purchase of Subsequent Mortgage Loans].

47

Section 2.7

[Pre-Funding Account].

49

ARTICLE 3 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

50

Section 3.1

Servicer to Service Mortgage Loans.

50

Section 3.2

Subservicing; Enforcement of the Obligations of Servicers.

51

Section 3.3

Rights of the Depositor and the Trustee in Respect of the Servicer.

52

Section 3.4

Master Servicer to Act as Servicer.

52

Section 3.5

Collection of Mortgage Loan Payments; Collection Account; Distribution

Account.

52

Section 3.6

Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

56

Section 3.7

Access to Certain Documentation and Information Regarding

the Mortgage Loans.

56

Section 3.8

Permitted Withdrawals from the Collection Account, Master

Servicer Custodial Account and Distribution Account.

57

Section 3.9

Maintenance of Hazard Insurance; Maintenance of

Primary Insurance Policies.

59

Section 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

60

Section 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of

Certain Mortgage Loans.

62

Section 3.12

Trustee to Cooperate; Release of Mortgage Files.

65

Section 3.13

Documents Records and Funds in Possession of Servicer

to be Held for the Trustee.

66

Section 3.14

Servicing Compensation.

67

Section 3.15

Access to Certain Documentation.

67

Section 3.16

Annual Statement as to Compliance.

67

Section 3.17

Annual Independent Public Accountants’ Servicing Statement.

68

Section 3.18

Errors and Omissions Insurance; Fidelity Bonds.

68

Section 3.19

Advances.

69

Section 3.20

Advance Facility.

69

Section 3.21

Prepayment Penalties.

70

ARTICLE 4 DISTRIBUTIONS

70

Section 4.1

Priorities of Distribution.

70

Section 4.2

Method of Distribution.

70

Section 4.3

Allocation of Losses.

71

Section 4.4

Reports to the Depositor and the Trustee.

71

Section 4.5

Reports by or on Behalf of the Master Servicer.

72

Section 4.6

[Basis Risk Reserve Fund].

74

Section 4.7

[The Instrument.

75

Section 4.8

The Calculation Agent.

76

Section 4.9

[Cap Agreement Reserve Fund].

76

Section 4.10

[Supplemental Interest Trust].

76

ARTICLE 5 THE CERTIFICATES

77

Section 5.1

The Certificates.

77

Section 5.2

Certificate Register; Registration of Transfer and Exchange of

Certificates.

78

Section 5.3

Mutilated, Destroyed, Lost or Stolen Certificates.

83

Section 5.4

Persons Deemed Owners.

84

Section 5.5

Access to List of Certificateholders’ Names and Addresses.

84

Section 5.6

Maintenance of Office or Agency.

84

ARTICLE 6 THE DEPOSITOR, THE SERVICER AND MASTER SERVICER

84

Section 6.1

Respective Liabilities of the Depositor, Servicer and Master Servicer.

84

Section 6.2

Merger or Consolidation of the Depositor, Servicer and Master Servicer.

84

Section 6.3

Limitation on Liability of the Depositor, the Servicer, the Master

Servicer and Others.

85

Section 6.4

Limitation on Resignation of Servicer.

86

Section 6.5

Annual Statement as to Compliance.

86

Section 6.6

Annual Independent Public Accountants’ Servicing Statement.

87

ARTICLE 7 SERVICER DEFAULT

87

Section 7.1

Events of Default.

87

Section 7.2

Notification to Certificateholders.

89

ARTICLE 8 CONCERNING THE TRUSTEE

89

Section 8.1

Duties of Trustee.

89

Section 8.2

Certain Matters Affecting the Trustee.

91

Section 8.3

Trustee Not Liable for Certificates or Mortgage Loans.

92

Section 8.4

Trustee May Own Certificates.

92

Section 8.5

Trustee’s Fees and Expenses.

93

Section 8.6

Eligibility Requirements for Trustee.

93

Section 8.7

Resignation and Removal of Trustee.

94

Section 8.8

Successor Trustee.

94

Section 8.9

Merger or Consolidation of Trustee.

95

Section 8.10

Appointment of Co-Trustee or Separate Trustee.

95

Section 8.11

Tax Matters.

96

Section 8.12

Trustee Exchange Act Reporting Requirements.

99

Section 8.13

Reports Filed with the Securities and Exchange Commission.

99

ARTICLE 9 TERMINATION

101

Section 9.1

Termination upon Liquidation or Purchase of all Mortgage Loans.

101

Section 9.2

Final Distribution on the Certificates.

103

Section 9.3

Additional Termination Requirements.

104

ARTICLE 10 ADMINISTRATION AND SERVICING OF MORTGAGE

LOANS BY THE MASTER SERVICER

104

Section 10.1

Duties of the Master Servicer.

104

Section 10.2

Compensation to the Master Servicer.

105

Section 10.3

Termination of Master Servicer; Trustee to Act.

105

Section 10.4

Notification to Certificateholders.

107

ARTICLE 11 MISCELLANEOUS PROVISIONS

107

Section 11.1

Amendment.

107

Section 11.2

Recordation of Agreement; Counterparts.

109

Section 11.3

Governing Law.

109

Section 11.4

Intention of Parties.

109

Section 11.5

Notices.

110

Section 11.6

Severability of Provisions.

111

Section 11.7

Assignment.

111

Section 11.8

Limitation on Rights of Certificateholders.

111

Section 11.9

Inspection and Audit Rights.

112

Section 11.10

Certificates Nonassessable and Fully Paid.

112

Section 11.11

Limitations on Actions; No Proceedings.

112

Section 11.12

Mortgage Data.

113

SCHEDULES

Schedule I:

Mortgage Loan Schedule (By Group)

S-I-1

Schedule IA:

[SMI] Mortgage Schedule

S-IA-1

Schedule IB:

Warehouse Mortgage Schedule

S-IB-1

Schedule II:

Pass-Through Rate Schedule

S-II-1

EXHIBITS

Exhibit A:

Form of Senior Certificates

A-1

Exhibit B:

Form of Subordinate Certificates

B-1

Exhibit C:

Form of Initial Certification of Trustee

C-1

Exhibit D:

Form of Final Certification of Trustee

D-1

Exhibit E:

U.S. Person Affidavit

E-1

Exhibit F:

Form of Transferor Certificate

F-1

Exhibit G-1:

Form of Investment Letter (Non-Rule 144A)

G-1-1

Exhibit G-2:

Benefit Plan Affidavit

G-2-1

Exhibit H:

Form of Rule 144A Letter – QIB Certification

H-1

Exhibit I:

Request for Release of Documents and Receipt

I-1

Exhibit J:

[Reserved]

J-1

Exhibit K:

Form of Remittance Agency Agreement

K-1

Exhibit L:

Form of Security Release Certification

L-1

Exhibit M:

Warehouse Sellers

M-1

Exhibit N:

[Reserved]

N-1

Exhibit O:

Form of Certification to be Provided to the Depositor by the Trustee

O-1

Exhibit P:

Form of Certification to be Provided to the Depositor by the Servicer

P-1

Exhibit Q:

[Interest Rate Swap Agreement]

Q-1

Exhibit R:

[Class [   ] Cap Agreement]

R-1

THIS POOLING AND SERVICING AGREEMENT, dated as of [      ] (this “Agreement”) among SAXON ASSET SECURITIES COMPANY, a Virginia corporation, as depositor (the “Depositor”), [SAXON MORTGAGE, INC., a Virginia corporation], as master servicer (the “Master Servicer”), [SAXON MORTGAGE SERVICES, INC., a Texas corporation], as servicer (the “Servicer”), and [    ], as trustee (the “Trustee”),

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the assets that are hereby conveyed to the Trustee in return for the Certificates. For federal income tax purposes, the Trust Fund shall comprise [multiple] REMICs organized in a tiered REMIC structure in the manner set forth in Schedule III hereto.  The Certificates will represent the entire beneficial ownership interest in the Trust Fund.

This Preliminary Statement includes definitions of principal terms of the Certificates.  In addition, the following table sets forth the initial Class Certificate Balances of the Certificates and the minimum denominations (or Percentage Interests) and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):

Class Designation	Initial Class Certificate Balance	Minimum Percentage Interest/Denomination	Integral Multiples in Excess Minimum
Class [ ]	$[ ]	$[ ]	$[ ]
Class [ ]	$[ ]	[ ]	[ ]

Account Designation:

[Saxon Asset Securities] Trust [     ] Mortgage Loan Asset Backed Certificates, Series [     ].

Adverse REMIC Event:

Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in Schedule III of this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder.

Assumed Investment Rate:

Not applicable.

Book-Entry Certificates:

All Classes of Certificates other than the Physical Certificates.

Calculation Agent:

[     ], and its successors and assigns in such capacity.

[Cap Agreement:

The interest rate cap agreement entered into with [     ], attached hereto as Exhibit R].

[Cap Agreement Reserve Fund:

The Eligible Account created hereunder pursuant to Section 4.9 into which payments under the Cap Agreement shall be deposited from time to time.]

[Cap Counterparty:

[     ].]

[Class [C] Distribution Amount:

With respect to any Distribution Date, the sum of (1) any Released Principal Amount for such date; and (2) all interest accrued on the interest only component of the [C] Interest in the Upper Tier REMIC as provided in Schedule III of this Agreement.]

Closing Date:

[     ].

Component Certificates:

[to be inserted as applicable].

Component Notional Principal

  Balance:

[to be inserted as applicable].

Components:

[to be inserted as applicable].

Custodial Agreement:

The Custodial Agreement between the Custodian and Trustee dated as of [     ].

Custodian:

[     ], and its successors and assigns in such capacity.

Cut-off Date:

[     ].

Delay Certificates:

All interest-bearing Classes of Certificates other than the Non-Delay Certificates.

ERISA-Restricted Certificates:

On the Closing Date, [each of the Class [C] and Class R] Certificates; thereafter, the [Class [C] and Class R] Certificates and any Class of Certificates that no longer satisfies the applicable ratings requirement under the Underwriter’s Exemption.

ERISA-Restricted Swap

Certificates:

[to be inserted as applicable].

ERISA Qualifying Underwriting:

A best efforts or firm commitment underwriting that meets the requirements of the Underwriter’s Exemption.

Excess Interest:

For any Distribution Date, any amounts distributable pursuant to Section 4.1[    ].

[Extra Principal Distribution

  Amount:

With respect to any Distribution Date, the lesser of

(x)

the sum of Excess Interest and Pledged Prepayment Penalties (minus, on the first [    ] Distribution Dates, amounts payable prior to the Extra Principal Distribution Amount pursuant to Section 4.1[   ]); and

(y)

the excess of:

(i)

the Required Overcollateralization Amount

for such date, over

(ii)

the Overcollateralization Amount for such

date (assuming that all Principal Funds are

distributed as principal to the Certificates on such date).]

[Funding Period Termination Date:

[     ].]

Group:

[     ].

Group [     ]:

The pool of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Group [     ], including any related Subsequent Mortgage Loans and any Substitute Mortgage Loans delivered in replacement of any Mortgage Loan or Subsequent Mortgage Loan.

Group [     ] Certificate:

Any of the Class [     ] Certificates.

Group [     ] Class [     ] Certificate:

Any Group [     ] Certificate.

Group [     ] Class [     ] Certificate

Principal Balance:

For any Distribution Date, the sum of the Certificate Principal Balances for the Group [     ] Class [     ] Certificates.

Group [     ] Net WAC Cap:

As to any Distribution Date, a per annum rate equal to the product of (i) the [Weighted Average Net Rate] of the Mortgage Loans in Group [     ] multiplied by (ii) the quotient of 30 days divided by the actual number of days in the Accrual Period.

Group [     ] Senior Certificates:

The Class [     ] Certificates.

Group [     ] Senior Principal

Priorities:

The sequence of principal payments described in Section 4.1[    ].

Initial Distribution Date:

[     ].

Initial Optional Termination Date:

The first Distribution Date on or after which the aggregate Assumed Principal Balance of the Mortgage Loans is less than or equal to [10]% of the aggregate Assumed Principal Balance thereof as of the Cut-off Date.

Interest Determination Date:

With respect to the first Accrual Period, [     ], and with respect to any subsequent Accrual Period, the [second London Business Day] preceding such Accrual Period.

Interest Only Certificates:

[to be inserted as applicable].

Lower Tier Interest:

Any interest created in REMIC [   ].

Master Servicing Fee Rate:

[    ]% per annum.

[Maximum Cap Rate:

For any Distribution Date, a per annum rate that would equal the related Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each adjustable rate Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each fixed rate Mortgage Loan had an interest rate equal to its stated fixed rate.]

MERS:

Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan:

Any Mortgage Loan as to which the related Mortgage, or an assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

[Modified Cap Carryover Amount:

As to any Distribution Date and any Class of Certificates, the sum of (i) the excess of any Cap Carryover Amount for such Class calculated as if the Maximum Cap Rate included Net Swap Payments received from the Swap Counterparty not paid pursuant to clause [   ] of Section 4.10[    ] allocable to the applicable Group (expressed as a per annum rate based on the aggregate principal balance of the Mortgage Loans in that Group) over the Cap Carryover Amount and (ii) the unpaid portion of the excess described in clause (i) for any prior distribution date.]

Mortgage Loan Group:

[     ].

[Net Cap Carryover Amounts:

As to any Distribution Date and each of the Offered Certificates, any Cap Carryover Amounts remaining for such date and Class after application of amounts received under the Swap Agreement.]

Net Pledged Prepayment Penalties:

[to be provided if applicable].

Net Rate:

As to each Mortgage Loan and Distribution Date, the related Mortgage Rate as of the Determination Date immediately preceding such Distribution Date less the sum of the related Servicing Fee Rate and Master Servicing Fee Rate with respect to each Mortgage Loan.

[Net Swap Payment:

The net payment required to be made one Business Day prior to each Distribution Date either by (a) the Supplemental Interest Trust to the Swap Counterparty to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent the floating amount exceeds the corresponding fixed amount.]

[Net WAC Cap:

Any of the Group [     ] Net WAC Cap, Group [     ] Net WAC Cap, as applicable.]

Non-MERS Mortgage Loan:

Any Mortgage Loan other than a MERS Mortgage Loan.

Notional Amount Certificates:

[to be inserted as applicable].

Notional Principal Balance:

[to be inserted as applicable].

Offered Certificates:

The Class [     ] Certificates.

[Original Pre-Funded Amount:

$[     ], $[     ] of which may be applied to the purchase of additional fixed rate and adjustable rate Mortgage Loans for Group [     ] and $[     ] of which may be applied to the purchase of additional fixed rate and adjustable rate Mortgage Loans for Group [     ].

Physical Certificates:

[The Private Certificates.]

[Pledged Prepayment Penalties:

For any Distribution Date, is an amount equal to the lesser of (i) the prepayment penalties collected during the related Prepayment Period and (ii) the sum of (x) 100% of the Prepayment Penalties owed and not waived by the Servicer for the related Prepayment Period and (y) the aggregate amount, if any, by which (ii)(x) exceeded (i) for the prior Distribution Date.]

Principal Only Certificates:

[to be inserted as applicable].

Principal Percentage:

With respect to each Distribution Date and Group, the percentage equivalent of a fraction, the numerator of which is the Principal Funds for such Group and Distribution Date, and the denominator of which is the Principal Funds for all of the Groups and such Distribution Date.

Private Certificate:

[to be inserted as applicable].

[Rate of Payment:

The applicable rate of payment under the Swap Agreement.]

Rating Agencies:

[S&P, Fitch and Moody’s].

Record Date:

[The close of business on the Business Day immediately preceding such Distribution Date.]

Regular Certificates:

[to be inserted as applicable].

[Required Overcollateralization

Amount:

With respect to any Distribution Date:

(i)

prior to the Stepdown Date, the product of the Specified Target Percentage for such date and the Assumed Principal Balance of the Mortgage Loans as of the Cut-off Date;

(ii)

on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of:

(x)

the lesser of:

(I)

[     ]% of the Assumed

Principal Balance for the

Mortgage Loans as of the Cut

Off Date, and

(II)

[     ]% of the Assumed

Principal Balance of the

Mortgage Loans on the

preceding Determination

Date, and

(y)

[     ]% of the Assumed Principal Balance of the Mortgage Loans as of the Cut-off Date; and

(iii)

if a Trigger Event is in effect, the Overcollateralization Amount as of the preceding Distribution Date.]

[Required Reserve Fund Deposit:

For any Distribution Date on which the difference between (a) the [     ] Net WAC Cap for such date, and (b) the weighted average of the rates on the Offered Certificates is less than [     ]%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal [     ]% of the Assumed Principal Balance of the Mortgage Loans for such date, and, for any other Distribution Date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $[1,000].]

Residual Certificates:

The Class R Certificates.

Senior Certificates:

Any Class of Certificates including the letter “A” in its class designation.

Servicing Fee Rate:

With respect to each Distribution Date and each Mortgage Loan, the scheduled principal balance of such Mortgage Loan on the first day of the Due Period with respect to such Distribution Date, multiplied by one-twelfth of [     ]% per annum.

[Servicing Trigger Event:

With respect to each determination date, a Servicing Trigger Event exists if Total Calculated Cumulative Losses exceed:  (i) [     ]% on any Determination Date up to, and including, the [fifth] anniversary of the Cut-off Date; or (ii) [     ]% on any Determination Date from the [fifth] to, and including, the [tenth] anniversary of the Cut-off Date.  Following the [tenth] anniversary of the Cut-off Date, no Servicing Trigger Event shall exist.]

[Specified Strike Rate:

With respect to the Cap Agreement and each applicable Distribution Date, the applicable percentage for such Distribution Date specified in the Cap Agreement.]

[Specified Target Percentage:

[     ]%.]

[Stepdown Date:

The earlier to occur of:

(i)

the later to occur of:

(A)

the Distribution Date in [     ], and

(B)

the first Distribution Date on which  the Class Certificate  Principal Balance of the [Senior] Certificates immediately prior to such Distribution Date (less the Principal Funds for such Distribution Date) is less than or equal to [     ]% of the Assumed Principal Balance on such date, and

(ii)

the Distribution Date after which the Class Certificate Balance of the [Senior] Certificates has been reduced to zero.]

Subordinate Certificates:

Any Class [     ] and Class [     ] Certificate.

[Subordinate Net WAC Cap:

With respect to any Distribution Date, a per annum rate equal to the weighted average of the [Group [     ] Net WAC Cap and the Group [     ] Net WAC Cap] weighted on the basis of the Group Subordinate Amount for Group [     ] and Group [     ], respectively.]

[Subsequent Delivery

Requirements:

After giving effect to the acquisition of all Subsequent Mortgage Loans, the Mortgage Loans in the Trust as of their respective Cut-off Dates:

(i)

shall have a weighted average Mortgage Rate of not less than [     ]% per annum;

(ii)

shall have a weighted average original Combined Loan-to-Value Ratio not in excess of [     ]%;

(iii)

shall be Mortgage Loans at least [     ]% of which (by Stated Principal Balance) shall be classified by [Saxon Mortgage, Inc.] as “[     ]” or better; and

(iv)

shall have a weighted average credit score of not less than [     ].

[Supplemental Interest Trust:

A separate trust created under the agreement that will hold the Swap Agreement.]

[Supplemental Interest Trust

Account:

A trust account maintained on behalf of the Supplemental Interest Trust by the Trustee.]

[Supplemental Interest Trust

Amount:

For any Distribution Date, the sum of any Net Swap Payment and any Swap Termination Payment either (i) deposited in the Supplemental Interest Trust or (ii) received from the Swap Counterparty pursuant to the terms of the Swap Agreement.]

[Swap Agreement:

The interest rate swap agreement documented pursuant to the ISDA Master Agreement, together with a schedule and confirmation, between the Trustee, on behalf of the Supplemental Interest Trust, and the Swap Counterparty.]

[Swap Counterparty:

[     ] and any permitted successor thereto.]

[Swap Counterparty Trigger

Event:

The occurrence of any of the following events: (i) an event of default under the Swap Agreement with respect to which the Swap Counterparty is a “defaulting party,” (ii) a termination event under the Swap Agreement with respect to which the Swap Counterparty is the sole “affected party” or (iii) an “additional termination event” under the Swap Agreement with respect to which the Swap Counterparty is the sole “affected party.”]

[Swap Rate:

For any Distribution Date, a rate (expressed on a per annum basis) determined for each Group by dividing any Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment arising out of a Swap Counterparty Trigger Event) owed to the Swap Counterparty allocable to that Group (based on the applicable Group Percentage) by the aggregate principal balance of the Mortgage Loans in that Group.]

[Swap Termination Payment:

Any termination payment that either the Supplemental Interest Trust or the Swap Counterparty may be liable to make to the other on any early termination date under the Swap Agreement.]

[Target Percentage:

For the [     ] Certificates, [     ]%; and for the [     ] Certificates, [     ]%.]

Total Calculated Cumulative

Losses:

As of any Determination Date, the sum of the aggregate amount of losses that have been experienced as of such Determination Date as a percentage of the Assumed Principal Balance as of the Cut-off Date.

[Trigger Event:

With respect to any Distribution Date after the Stepdown Date, a Trigger Event exists if  either (x) the quotient (expressed as a percentage) of:

(i)

the Stated Principal Balances of all 60 or more days Delinquent Mortgage Loans (including Mortgage Loans subject to bankruptcy or foreclosure proceedings and REO Property), and

(ii)

the Assumed Principal Balance of the Mortgage Loans as of the preceding Determination Date

exceeds [     ]% of the Senior Credit Enhancement Percentage or (y) Realized Losses occurring since the Closing Date as a percentage of the Assumed Principal Balance as of the Cut-off Date, for the related Distribution Date, are greater than:

Distribution Date	Cumulative Loss Percentage

Trustee Fee Rate:

[     ]% per annum.

Trustee Series Designation:

[     ]

Underwriters:

[     ]

Upper Tier REMIC:

REMIC [   ].

Underwriter’s Exemption:

Prohibited Transaction Exemption [    ], as most recently amended and restated by Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Voting Rights:

The voting rights of the trust will be allocated as follows:

(i)

[     ]% to the [     ] Certificates [in proportion to their respective outstanding Certificate Principal Balances]; and

(ii)

[     ]% to each of the Class [     ] Certificates; [provided that such amounts allocated to the Class [     ] Certificates shall be allocated evenly between the Class [     ] and Class [     ] Certificates].

With respect to any of the foregoing designations as to which the corresponding reference is “None,” “Not applicable” or “N/A,” all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

For purposes of this Agreement (and construction of the applicable terms and provisions hereof), [the Class [     ] Certificates “relate” to Group [     ]; the Class [     ] Certificates “relate” to Group [     ] and the [     ] Certificates “relate” to Group [     ] and Group [     ].]

ARTICLE 1

DEFINITIONS

Section 1.1

Defined Terms

Whenever used in this Agreement, in addition to any capitalized terms defined in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accrual Period:  With respect to any Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

Advance:  Each P&I Advance and Servicing Advance.

Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

[Applied Realized Loss Amount: As to any Distribution Date and Class of Subordinate Certificates, the sum of any Realized Losses which have been applied in reduction of the Certificate Principal Balance of such Class of Certificates on such date, less any Excess Interest or Pledged Prepayment Penalties previously distributed in the form of principal in repayment thereof.]

[Assumed Principal Balance: As of any Distribution Date (and if so specified, as to any Group), the sum of:

(i)

the aggregate Stated Principal Balances of the Mortgage Loans (or Mortgage Loans in such Group) as of such Distribution Date, plus

(ii)

[the aggregate amount on deposit in any Pre-Funding Account (or allocated to such Group), less all amounts representing investment earnings thereon.]

[In the case of any calculation made as of the Cut-off Date, the Assumed Principal Balance will include the aggregate Stated Principal Balance as of the Closing Date of Mortgage Loans acquired on the Closing Date and originated after the Cut-off Date].]

[Available Funds:  As to any Distribution Date, the sum of all Principal Funds and Interest Funds for such date.]

Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

[Basis Risk Payment:  For any Distribution Date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) any Net Cap Carryover Amounts for such Distribution Date and (ii) any Required Reserve Fund Deposit for such Distribution Date, provided however, the amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount available for distribution therefor pursuant to priorities for distributions pursuant to Section 4.1[   ].]

[Basis Risk Reserve Fund:  A fund created hereunder and held as part of the Trust Fund but not as part of any REMIC created hereunder, to provide a source for payments of Cap Carryover Amounts.  The Basis Risk Reserve Fund will initially be funded with a deposit of $1,000.]

Blanket Mortgage:  The mortgage or mortgages encumbering a Cooperative Property.

Bulk PMI Policy:  [to be provided if applicable].

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York City or the city in which any of the Custodian, the Servicer, the Master Servicer, or the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

[Cap Carryover Amount:  On any Distribution Date and as to any Class whose Pass-Through Rate is subject to a cap equal to the related Net WAC Cap, the sum of:

(i)

if the Pass-Through Rate for such Distribution Date and Class is based on the related Net WAC Cap, the excess of (A) the amount of interest that would have been distributable on such Certificates for such Distribution Date had the interest rate thereon been calculated without regard to the related Net WAC Cap, over (B) the amount of interest distributable based on the related Net WAC Cap, and

(ii)

the excess of the amount described in clause (i)(A) above over the amount described in clause (i)(B) above for all prior Distribution Dates, together with interest thereon calculated at the applicable Pass-Through Rate (determined without regard to the related Net WAC Cap), reduced by all amounts previously distributed with respect to such Class pursuant to Section 4.1[   ] in respect of Cap Carryover Amounts on all such prior Distribution Dates.]

Certificate:  Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance:  With respect to any Certificate other than a Notional Amount Certificate and as of any Distribution Date, the Certificate Principal Balance on the date of the initial issuance of such Certificate as set forth on the face thereof, as reduced by:

(i)

all amounts distributed on previous Distribution Dates on such Certificate in reduction of the Certificate Principal Balance thereof; and

(ii)

[in the case of a Subordinate Certificate, such Certificate’s pro rata share, if any, of any Applied Realized Loss Amounts for the related Class on previous Distribution Dates.]

[Any amounts distributed to a Class of Subordinate Certificates in respect of any Unpaid Realized Loss Amount will not further reduce the Certificate Principal Balance of that Class.]

Certificate Register:  The register maintained pursuant to Section 5.2 hereof.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class [A] Certificates:  All Certificates which include an “A” in their class designation.

Class [B] Certificates:  All Certificates which include a “B” in their class designation.

Class [     ] Principal Distribution Amount:  With respect to any Distribution Date [before the Stepdown Date] [or for which a Trigger Event is in effect, zero,] and with respect to any Distribution Date [on or after the Stepdown Date and as long as a Trigger Event is not in effect] the excess of:

(i)

the sum of:

(A)

the Class Certificate Balance of the Class [     ] Certificates (after giving effect to distributions on that date),

(B)

the Class Certificate Balance of the Class [     ] Certificates (after giving effect to distributions on that  date), and

(C)

the Class Certificate Balance of the Class [     ] Certificates immediately prior to such Distribution Date over

(ii)

the lesser of:

(A)

the related Target Percentage of the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date, and

(B)

the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date less [     ]% of the Assumed Principal Balance of the Mortgage Loans as of the Cut-off Date (but in no event less than zero).

[Class [C] Notional Amount:  For any Distribution Date, an amount equal to the Assumed Principal Balance on such date.]

Class Certificate Balance:  With respect to any Class of Certificates and as of any Distribution Date, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account:  The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.5 hereof with a depository institution for the benefit of the Trustee on behalf of Certificateholders and designated with the applicable Account Designation.

Combined Loan-to-Value: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan plus any senior loan balances at such date of determination and the denominator of which is the lesser of the purchase price of the related Mortgaged Property and the appraised value of the related Mortgaged Property.

Commission: As defined in Section 8.13 hereof.

Compensating Interest: As to any Distribution Date and any Principal Prepayment in Full in respect of a Mortgage Loan that is received during the period from the eighteenth day of the month prior to the month of such Distribution Date through the last day of such month, an additional payment made by the Servicer or the Master Servicer, as the case may be, to the extent funds are available from the total Servicing Fee or Master Servicing Fee, as applicable, payable for such Distribution Date, equal to the amount of interest at the Mortgage Rate (less the applicable Servicing Fee Rate or Master Servicing Fee Rate, as applicable) for that Mortgage Loan from the date of the prepayment through the last day of the month of such Distribution Date.  For the avoidance of doubt, no Compensating Interest payment shall be required in connection with any shortfalls resulting from Principal Prepayments in part or the application of the Relief Act.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Coop Shares: Shares issued by a Cooperative Corporation.

Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

Cooperative Unit: A single-family dwelling located in a Cooperative Property.

Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered.

Credit Support Depletion Date: The Distribution Date on which the Certificate Principal Balance of each of the Subordinate Certificates has been reduced to zero.

Current Interest: With respect to any Distribution Date and any Class of Certificates, interest accrued on the Class Certificate Balance or Notional Principal Balance thereof immediately prior to such Distribution Date during the related Accrual Period at the applicable Pass-Through Rate; provided, however, that such Current Interest shall be reduced by such Class’s pro rata share (based on the amount of Current Interest distributable on such Class) of any Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such Distribution Date.  All calculations of interest will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360-day year.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.2 or 2.3.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.2(e).

Deleted Mortgage Loan: As defined in Section 2.3(d) hereof.

Delinquent: A Mortgage Loan is “Delinquent” if any payment due thereon is not made by the close of business on the Determination Date immediately following the day such payment is scheduled to be due.  A Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the Determination Date immediately succeeding the Determination Date on which such payment was categorized as “Delinquent.”  Similarly for “60 days Delinquent,” “90 days Delinquent” and so on.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor: Saxon Asset Securities Company, a Virginia corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: As to any Distribution Date, the earlier of (i) the [17th] day of the month in which such Distribution Date occurs, or (ii) if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.5(d) in the name of the Trustee for the benefit of the Certificateholders and designated with the applicable Account Designation.

Distribution Account Deposit Date: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

Distribution Date: The [25th] day of each calendar month after the initial issuance of the Certificates, or if such [25th] day is not a Business Day, the next succeeding Business Day, commencing on the Initial Distribution Date.

Due Date:  With respect to any Distribution Date and each Mortgage Loan, the day of the month in which each Distribution Date occurs on which the related mortgage payment is due (or, in the case of an Odd Due Date Mortgage Loan, such day in the preceding month).

Due Period:  With respect to any Distribution Date, the period from and including the second day of each month through and including the first day of the following month.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF, as applicable) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.6(a) hereof.

Event of Default: As defined in Section 7.1 hereof.

Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received during the Prepayment Period in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.8(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the Prepayment Period during which such liquidation occurred.  Notwithstanding the foregoing, Excess Proceeds with respect to any Nonrecoverable Mortgage Loan shall be equal to the amount, if any, by which Subsequent Recoveries with respect to such Nonrecoverable Mortgage Loan exceed the Realized Loss with respect thereto.

Exchange Act: As defined in Section 8.13 hereof.

Fannie Mae: The entity formally known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

[Fitch:  Fitch, Inc., or any successor thereto.  If Fitch is designated as a Rating Agency in the Preliminary Statement, the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor and the Master Servicer.]

Freddie Mac: The entity formally known as the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

[Funding Period: The period commencing on the Closing Date and ending on the earliest to occur of :

(i)

the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $[     ],

(ii)

the date on which an Event of Default occurs, and

(iii)

the Funding Period Termination Date.]

Group: Any grouping of Mortgage Loans described in the Preliminary Statement.

Group Balance: For each Group and any date of determination, the scheduled principal balance of the Mortgage Loans in such Group as of such date.

Group Percentage: For each Group and any Distribution Date, a fraction (expressed as a percentage) the numerator of which is the Group Balance for such Distribution Date and the denominator of which is the aggregate of the Group Balances for such Distribution Date.

Group Subordinate Amount:  For each Group and any Distribution Date, the excess of (i) the sum of (a) the aggregate principal balance of the Mortgage Loans in such Group immediately before such Distribution Date [plus (b) the amount on deposit in the Pre-Funding Account with respect to such Group immediately before such Distribution Date] over (ii) the aggregate Certificate Principal Balance of the Senior Certificates of such Group immediately prior to such Distribution Date.

Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Adjustment Date:  As to each adjustable rate Mortgage Loan, the first date upon which the monthly interest rate thereon is reset.

[Insurance Fee Rate:  With respect to each Mortgage Loan insured under any Bulk PMI Policy, the per annum rate specified in the Mortgage Loan Schedule under the field “Insurance Fee Rate,” plus any taxes due and payable with respect to any such insured Mortgage Loan where the related Mortgaged Property is located in the states of [       ].]

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Carry Forward Amount:  With respect to each Distribution Date and Class of Certificates, the sum of:

(i)

the excess of:

(A)

Current Interest for such Class with respect to prior Distribution Dates [(excluding any Cap Carryover Amount or Net Cap Carryover Amount)] over

(B)

the amount actually distributed to such Class [(other than in respect of any applicable Cap Carryover Amount or Net Cap Carryover Amount)] with respect to interest on such prior Distribution Dates, and

(ii)

interest thereon at the applicable Pass-Through Rate for the related Accrual Period.

[Interest Funds: With respect to any Group and any Determination Date, the sum, without duplication, of:

(i)

all scheduled interest due during the related Due Period (and received by the related Determination Date) with respect to such Group less the related Servicing Fee, the Master Servicing Fee [and the PMI Insurance Premium],

(ii)

all Advances relating to interest with respect to such Group,

(iii)

any Compensating Interest payment with respect to such Group,

(iv)

Liquidation Proceeds with respect to such Group (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest and expenses, and

(v)

any Subsequent Recoveries added to the Interest Funds for such group pursuant to Section 4.1[   ].

Last Endorsee:  As defined in Section 2.1(b).

Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated by the Servicer or Master Servicer in any manner, including but not limited to a disposition pursuant to Section 3.11(i), in the Prepayment Period for such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

Liquidation Proceeds: Amounts, including Insurance Proceeds, received by the Servicer or Master Servicer in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale, disposition pursuant to Section 3.11(i), or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and P&I Advances.

Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the lesser of the purchase price of the related Mortgaged Property and the appraised value of the related Mortgaged Property.

[London Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.]

Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master Servicer: [Saxon Mortgage, Inc., a Virginia corporation], and its successors and assigns, in its capacity as master servicer hereunder.

Master Servicer Custodial Account:  The separate Eligible Account created and maintained by the Master Servicer pursuant to Section 3.5(c) for the benefit of Certificateholders and designated with the applicable Account Designation.

Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the first day of the month prior to the month of such Distribution Date.

Master Servicer Reporting Date: The opening of business on the [third] Business Day preceding each Distribution Date.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.5.

[Moody’s: Moody’s Investors Service, Inc., or any successor thereto. If Moody’s is designated as a Rating Agency in the Preliminary Statement, the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor or the Master Servicer.]

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage Loan Document Requirements: As defined in Section 2.2 hereof.

Mortgage File: The mortgage documents listed in Section 2.1 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Documents: As defined in Section 2.1 hereof.

Mortgage Loans: Such of the mortgage loans transferred and assigned pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute or Subsequent Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

(i)

the loan number;

(ii)

the Mortgagor’s name;

(iii)

the original principal balance;

(iv)

the Stated Principal Balance as of the Cut-off Date;

(v)

the Mortgage Rate;

(vi)

Servicing Fee;

(vii)

the related Group;

(viii)

the applicable Seller; and

(ix)

where applicable, whether such Mortgage Loan is covered by any Bulk PMI Policy, the applicable PMI Insurer and the applicable Insurance Fee Rate;

Mortgage Note: The original executed mortgage note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time, [net of the PMI Insurance Premium].

Mortgaged Property: The underlying property securing a Mortgage Loan, which, in the case of a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

Mortgagor: Any obligor on a Mortgage Note.

Net Prepayment Interest Shortfall: As to any Distribution Date and Group, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period for such Group exceeds an amount equal to the Compensating Interest for such Group, if any, for such Distribution Date.

Nonrecoverable Advance: Any portion of any P&I Advance or Servicing Advance previously made or proposed to be made by the Servicer or Master Servicer that, in the good faith judgment of the advancing party, will not be ultimately recoverable by such advancing party from the related Mortgagor, related Liquidation Proceeds or otherwise.

Nonrecoverable Mortgage Loan: Any Mortgage Loan that has been determined to be a Nonrecoverable Mortgage Loan pursuant to Section 3.11(f) hereof and is identified in an Officer’s Certificate signed by a Servicing Officer delivered to the Master Servicer pursuant to Section 3.11(f) hereof.  For the avoidance of doubt, Mortgage Loans represented by REO Property shall not constitute Nonrecoverable Mortgage Loans.

Nonrecoverable Mortgage Loan Purchase Price: As to any Nonrecoverable Mortgage Loan, an amount equal to the sum of (i) the Projected Net Liquidation Value thereof on the date of purchase of such loan pursuant to this Agreement; and (ii) any accrued interest at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date occurring in the Due Period immediately preceding the Distribution Date on which the Nonrecoverable Mortgage Loan Purchase Price is to be distributed to Certificateholders.

Notice Address: For purposes hereof, the addresses of the Depositor, the Master Servicer and the Trustee, are as follows:

(i)

If to the Depositor:

Saxon Asset Securities Company

4860 Cox Road, Suite 300

Glen Allen, Virginia  23060

(ii)

If to the Master Servicer:

[Saxon Mortgage, Inc.

4860 Cox Road, Suite 300

Glen Allen, Virginia  23060

Attn:  Master Servicing]

(iii)

If to the Trustee:

[     ]

Attention:  [     ]

(iv)

If to the Servicer:

[Saxon Mortgage Services, Inc.

4708 Mercantile Drive

Fort Worth, TX  76137

Attn:  David Dill, President]

Notice of Final Distribution: The notice to be provided pursuant to Section 9.2 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Odd Due Date Mortgage Loan: Any Mortgage Loan whose monthly payments are due on a day other than the first day of the month.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the entity required by the terms of this Agreement to deliver such certificate, or by such officer of such entity as may be required to sign such certificate by the terms of this Agreement relating to such particular certificate.

[One-Month LIBOR: As of any Interest Determination Date, the rate for one-month U.S. dollar deposits which appears in the Telerate Page 3750, as of 11:00 a.m., London time, on such Interest Determination Date.  If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).  The Calculation Agent, as agent for the Master Servicer, will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic- mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).  The Calculation Agent, as agent for the Master Servicer, shall review Telerate Page 3750 as of the required time, make the required requests to the principal offices of the Reference Banks and selections of major banks in New York City and shall determine the rate which constitutes One-Month LIBOR for each Interest Determination Date.]

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, Servicer or the Master Servicer, including in-house counsel, reasonably acceptable to the Trustee.

Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.1 hereof.

Original Mortgage Loan: The Mortgage Loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

OTS: The Office of Thrift Supervision.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)

Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(ii)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Determination Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Determination Date and which did not become a Liquidated Mortgage Loan prior to such Determination Date.

[Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of the Assumed Principal Balance of the Mortgage Loans over the aggregate Certificate Principal Balance of the Certificates after giving effect to principal distributions on such Distribution Date.]

Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

P&I Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.19, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the related Servicing Fee and any net income in the case of any REO Property) on the Mortgage Loans that were due during the related Due Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer or Master Servicer has determined would constitute a Nonrecoverable Advance if advanced.

Pass-Through Rate: For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Pass-Through Rate Schedule.

Pass-Through Rate Schedule:  The Schedule setting forth the Pass-Through Rates of the Certificates, attached as Schedule II hereto.

Paying Agent: [     ], and its successors and assigns in such capacity.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i)

obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iii)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iv)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency;

(v)

interest-bearing demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency;

(vii)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its highest long-term unsecured debt rating categories or its highest short-term unsecured debt rating category, respectively;

(viii)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced by a signed writing delivered by each Rating Agency;

(ix)

units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, then the highest rating assigned by Moody’s) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(x)

such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

Permitted Transferee: Any person other than a “disqualified organization” as defined in section 860E(e)(5).

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

PMI Insurance Premium:  [to be provided if applicable].

PMI Insurer:  [to be provided if applicable].

PMI Letter Agreement:  [to be provided if applicable].

Pool Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Determination Date in the month preceding the month of such Distribution Date.

[Pre-Funded Amount: With respect to any date and Group, the amount remaining on deposit in the Pre-Funding Account with respect to such Group (exclusive of any related Pre-Funding Account Earnings).]

[Pre-Funding Account: The account created and maintained with the Paying Agent by the Trust pursuant to Section 2.7 hereof.]

[Pre-Funding Account Earnings: With respect to each Distribution Date to and including the date immediately preceding the Distribution Date immediately following the end of the Funding Period, the actual interest and investment earnings on the Pre-Funded Amount as calculated by the Master Servicer (based on information supplied by the Trustee).]

Prepayment Interest Excess: As to any Principal Prepayment in Full received by the Servicer from the first day through the seventeenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment.  All Prepayment Interest Excess shall be paid to the Servicer as additional servicing compensation.

Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received (a) during the period from the eighteenth day of the month preceding the month of such Distribution Date through the last day of such month, in the case of a Principal Prepayment in Full, or (b) during the month preceding the month of such Distribution Date, in the case of a partial Principal Prepayment, the amount, if any, by which one month’s interest at the related Mortgage Rate (less the related Servicing Fee) on such Principal Prepayment exceeds the amount of interest actually paid by the Mortgagor in connection with such Principal Prepayment.

Prepayment Penalty: With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer or Master Servicer from a Mortgagor pursuant to the terms of the related Mortgage Note.

Prepayment Period: As to each Distribution Date, the period from but excluding the Cut-off Date to and including the 17th day of the month in which the first Determination Date occurs and each period thereafter from and including the 18th day of a month to and including the Determination Date occurring in the following month.

Primary Mortgage Insurance Policy: Any mortgage guaranty insurance, if any, on an individual Mortgage Loan, including any Bulk PMI Policy, as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender, the borrower or the Seller on behalf of the Trust Fund.

[Principal Distribution Amount: With respect to each Group and Distribution Date, the excess of:

(i)

the sum of:

(A)

Principal Funds for that Distribution Date and Group, and

(B)

the related Principal Percentage of any Extra Principal Distribution Amount for that Distribution Date over

(ii)

the related Principal Percentage of the Released Principal Amount for that Distribution Date.]

[Principal Funds: With respect to each Group of Mortgage Loans and any Determination Date the sum, without duplication, of:

(i)

all scheduled principal with respect to such Group collected by the Servicer during the related Due Period or advanced on or before such Determination Date,

(ii)

Principal Prepayments with respect to such Group collected by the Servicer in the related Prepayment Period,

(iii)

the Stated Principal Balance of each Mortgage Loan in such Group repurchased by the Depositor in the related Prepayment Period,

(iv)

any Substitution Adjustment Amount with respect to such Group for such date,

(v)

all Liquidation Proceeds with respect to such Group collected by the Servicer during the related Due Period (to the extent such Liquidation Proceeds related to principal) less all Nonrecoverable Advances relating to principal with respect to such Group reimbursed during the related Due Period,

(vi)

the allocable portion of any clean-up call proceeds; and

(vii)

any remaining related Pre-Funded Amount immediately following the end of the Funding Period.]

Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Projected Net Liquidation Value: With respect to any Nonrecoverable Mortgage Loan, the amount, set forth in an Officer’s Certificate signed by a Servicing Officer in a form acceptable to the Master Servicer, equal to (i) the fair market value of the related Mortgaged Property as determined by a real estate broker meeting the qualifications, and applying broker’s price opinion methodology generally acceptable to, residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans, less (ii) the Servicer’s good faith estimate of the total of all related costs of liquidation, Servicing Fees, and Advances reasonably expected to be incurred in the event the Mortgaged Property were the subject of foreclosure or otherwise converted to, and sold as, REO Property.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

PUD: Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date occurring in the Due Period immediately preceding the Distribution Date on which the Purchase Price is to be distributed to Certificateholders and (iii) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to any Mortgage Loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net amount recovered in liquidation thereof (after payment of expenses of liquidation, unpaid Servicing Fees, and reimbursement of Advances), after payment of accrued interest on such Mortgage Loan and after application of any Insurance Proceeds with respect thereto.  With respect to any Nonrecoverable Mortgage Loan, the sum of (i) the amount by which the unpaid principal balance thereof exceeds the Projected Net Liquidation Value thereof and (ii) the amount, if any, by which the Projected Net Liquidation Value thereof exceeds Liquidation Proceeds received in respect thereof.  The Realized Loss in respect of any Nonrecoverable Mortgage Loan calculated pursuant to clause (i) of the preceding sentence shall be given effect as of the Prepayment Period during which the Servicer or Master Servicer classifies such loan as a Nonrecoverable Mortgage Loan.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

[Reference Bank: Leading banks selected by the Master Servicer and engaged in transactions in U.S. dollar deposits in the London interbank market.]

Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regulation AB: Regulation AB promulgated under the Securities Act and the Exchange Act, as the same may be amended from time to time; and all references to any rule, item, section or subsection of, or definition or term contained in, Regulation AB mean such rule, item, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

[Released Principal Amount: With respect to any Distribution Date, the amount by which the Overcollateralization Amount (assuming for such purpose that all Principal Funds for such Distribution Date are distributed as principal to the Certificates) exceeds the Required Overcollateralization Amount for such date.]

Relief Act: The Servicemembers’ Civil Relief Act, as amended.

Relief Act Shortfall:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Net Rate without giving effect to such reduction.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Agency Agreement:  As defined in Section 2.2 hereof.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibits I and J, as appropriate.

Required Recordation States: The states of [Florida] and [Mississippi].

Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, Managing Director, Director, Associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Sales Agreement:  Each of (i) the Sales Agreement between the Depositor and [SMI] regarding the sale of [SMI] Mortgage Loans, and (ii) each Sales Agreement, if any, between the Depositor and the Warehouse Seller specified therein regarding the sale of any related Warehouse Mortgage Loans, in each case, dated as of the Closing Date.

[S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.  If S&P is designated as a Rating Agency in the Preliminary Statement, the address for notices to S&P shall be Standard & Poor’s Ratings Services, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Master Servicer.]

[Scheduled Notional Amount: For any Distribution Date and the Swap Agreement, the notional amount with respect to which payments under the Swap Agreement will be calculated.]

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

SEC Rules: Any rules promulgated by the Commission, and any interpretations thereof by the staff of the Commission.

Securities Act: The Securities Act of 1933, as amended.

Security Release Certification:  As defined in Section 2.2 hereof.

Seller:  Either [SMI] or any Warehouse Seller.  As to any [SMI] Mortgage Loans, [SMI]; as to any Warehouse Mortgage Loans, the related Warehouse Seller.

[Senior Credit Enhancement Percentage: As of any Distribution Date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates for such Distribution Date and the Overcollateralization Amount for such Distribution Date, and the denominator of which is the Assumed Principal Balance of the Mortgage Loans as of such Distribution Date.]

[Senior Principal Distribution Amount: With respect to each group of Senior Certificates and any Distribution Date before the Stepdown Date or as to which a Trigger Event has occurred, 100% of the related Principal Distribution Amount for such group of Senior Certificates and Distribution Date, and with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event has not occurred, the excess of:

(i)

the Certificate Principal Balance of such group of Senior Certificates immediately prior to such Distribution Date over

(ii)

the lesser of:

(A)

the related Target Percentage of the Assumed Principal Balance of the related Group of Mortgage Loans on the preceding Determination Date, and

(B)

the Assumed Principal Balance of the related Group of Mortgage Loans on the preceding Determination Date less [     ]% of the Assumed Principal Balance of such Group of the Mortgage Loans as of the Cut-off Date (but in no event less than zero).]

Servicer:  [Saxon Mortgage Services, Inc.] and its permitted successors and assigns.

Servicer Deposit Date: The [21st] day of each month, or if such day is not a Business Day, the next succeeding day.

Servicer’s Representations and Warranties: The following representations and warranties set forth in Exhibit B to the Sales Agreement delivered by [SMI]:  [To be provided as applicable].  Such representations and warranties shall be deemed to be made by the Servicer in respect of any Warehouse Mortgage Loans conveyed to the Trust, in each case, as of the date of conveyance thereto; provided, however, that any references in such representations and warranties to “[SMI]” shall be deemed to refer to the Servicer notwithstanding the text thereof.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) Bulk PMI Policy Premiums and (v) compliance with the obligations under Section 3.1 and Section 3.9.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month prior to the month of such Distribution Date (or, in the case of an Odd Due Date Mortgage Loan, the Due Date occurring in the second month preceding the month of such Distribution Date).

Servicing Officer: Any of the President, any Vice President (however denominated), or Assistant Vice President of the Servicer involved in, or responsible for, the administration and servicing of one or more Mortgage Loans at the time of performance of the relevant activity of the Servicer.

[SMI:  Saxon Mortgage, Inc., a Virginia corporation, and its successor and assigns.]

[SMI] Mortgage Loans: Any Mortgage Loans sold to the Depositor by [SMI] pursuant to the related Sales Agreement.  Such Mortgage Loans shall be identified in the [SMI] Mortgage Loan Schedule as amended from time to time to reflect the addition of Substitute or Subsequent Mortgage Loans conveyed to the Depositor by [SMI] and attached hereto as Schedule IA.

[SMI] Mortgage Loan Schedule: The schedule attached hereto as Schedule IA reflecting Mortgage Loans conveyed to the Depositor by [SMI].

[SMS: Saxon Mortgage Services, Inc., a Texas corporation.]

Startup Day: The Closing Date.

Stated Principal Balance: As to any Mortgage Loan and Determination Date, the unpaid principal balance of such Mortgage Loan as of the applicable Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to (i) any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), (ii) the payment of principal due on such Due Date, and (iii) in the case of any Nonrecoverable Mortgage Loan, the amount of any Realized Loss in respect thereof (but otherwise determined, in each case, regardless of any delinquency in payment by the related Mortgagor).

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Servicer or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Master Servicer, the Servicer or any Subservicer, performing the substantial majority of the material functions required to be performed by the Master Servicer or the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Subservicing Agreement:  Any written contract for the subservicing of the Mortgage Loans between the Master Servicer and a Subservicer or between the Servicer and a Subservicer.

 [Subsequent Cut-off Date: The date specified in a Subsequent Sales Agreement with respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trust Fund pursuant to the related Subsequent Sales Agreement.]

[Subsequent Mortgage Loans:  The Mortgage Loans listed on a Mortgage Loan Schedule attached to a Subsequent Sales Agreement.]

[Subsequent Recoveries:  As to any Nonrecoverable Mortgage Loan, the excess of (i) any net Liquidation Proceeds received in respect of such loan; over (ii) the Projected Net Liquidation Value thereof.]

[Subsequent Sales Agreement: Each Subsequent Sales Agreement dated as of a Subsequent Sales Date by which Subsequent Mortgage Loans are sold and assigned to the Trust.]

[Subsequent Sales Date: The date specified in each Subsequent Sales Agreement.]

Substitute Mortgage Loan: A Mortgage Loan substituted by the Depositor or Master Servicer for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than [10]% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) accrue interest on the same basis as the Deleted Mortgage Loan and be accruing interest at a rate no lower than and not more than [1]% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; (v) be covered by a Primary Mortgage Insurance Policy if the Deleted Mortgage Loan was so covered; and (vi) comply with each representation and warranty set forth in Section 2.3 hereof.  Any of the characteristics described above may be satisfied in the aggregate by one or more Substitute Mortgage Loans.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.3 hereof.

[Telerate Page 3750: The display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).]

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Trustee: [     ] and its successors and, if a successor trustee is appointed hereunder, such successor.

Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Assumed Principal Balance with respect to such Distribution Date, to be paid from deductions to the Master Servicing Fee.

Trust Fund: As described in Section 2.1 hereof.

Underwritten Certificates:  The Certificates purchased by the Underwriters pursuant to the Underwriting Agreement by and among [Saxon Mortgage, Inc.], Saxon Asset Securities Company and the Underwriters.

[Unpaid Realized Loss Amount: As to any Distribution Date and any Class, the excess of:

(i)

the Applied Realized Loss Amount for such Class over

(ii)

the sum of all distributions in reduction of such Applied Realized Loss Amount on all previous Distribution Dates.]

Warehouse Mortgage Loans: Any Mortgage Loans sold to the Depositor by any Warehouse Seller pursuant to the related Sales Agreement or Subsequent Sales Agreement.  Such Mortgage Loans shall be identified in the Warehouse Mortgage Loan Schedule, as amended from time to time to reflect the addition of Substitute or Subsequent Mortgage Loans conveyed to the Depositor, and attached hereto as Schedule IB.

Warehouse Mortgage Loan Schedule: The schedule attached hereto as Schedule IB reflecting Mortgage Loans conveyed to the Depositor by the Warehouse Seller.

Warehouse Seller: Each such entity identified as such in Exhibit M hereto, as such exhibit shall be amended from time to time.

[Weighted Average Net Rate: For any Group, (a) the weighted average of the Mortgage Rates of the Mortgage Loans less the sum of the Servicing Fee Rate and the Master Servicing Fee Rate, as applicable, [the PMI Insurance Premium applicable to such Group (expressed as a percentage of the entire aggregate principal balance of the related Mortgage Loans)][ and the applicable Swap Rate multiplied by (b) during the Funding Period a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans having a scheduled interest payment that will be included in Interest Funds for the first Distribution Date and the denominator of which is the Assumed Principal Balance, computed only with respect to such Group, as of the Cut-off Date].

ARTICLE 2

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.1

Conveyance of Mortgage Loans.

(a)

To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, the distribution of all other sums distributable hereunder with respect to the Certificates and the performance of the covenants contained herein, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Certificateholders as their interests may appear, all the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from [to be modified as applicable]:  (i) the Mortgage Loans, which the Depositor is causing to be delivered to the Trustee (or the Custodian) herewith (and all Substitute Mortgage Loans substituted therefor), together in each case with the related Mortgage Files and the Depositor’s interest in any collateral that secured a Mortgage Loan but that is acquired by foreclosure or deed-in-lieu of foreclosure after the Closing Date, and all Scheduled Payments due after the Cut-off Date and all principal prepayments received with respect to the Mortgage Loans paid by the borrower after the Cut-off Date and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) [any Subsequent Mortgage Loans; (iii)] each Sales Agreement [and Subsequent Sales Agreement], except that the Depositor does not assign to the Trustee any of its rights under Sections [9] and [12] of the Sales Agreement between the Depositor and [SMI] or under Section 11 of any Sales Agreement between the Depositor and a Warehouse Seller; (iv) any Pre-Funding Account whether in the form of cash, instruments, securities or other properties; (v) any Swap Agreement described in the Preliminary Statement, (vi) any Cap Agreement described in the Preliminary Statement; (vii) any Bulk PMI Policy; and (viii) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (items (i) through (viii) above collectively, the “Trust Fund”).  [The Trustee is hereby authorized to enter into the Swap Agreement and the Cap Agreement.]

(b)

In connection with the transfer set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the following documents or instruments (collectively, the “Mortgage Loan Documents”) with respect to each Mortgage Loan so transferred:

(i)

(A) the original Mortgage Note endorsed by manual or facsimile signature to the Trustee or the Custodian or in blank, without recourse, with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (the “Last Endorsee”) (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

(B) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(ii)

except with respect to any Cooperative Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy of the Mortgage;

(iii)

except with respect to any Mortgage Loan for which the related Mortgage names the Custodian as nominee for the originating lender (or similar designation satisfactory to the Custodian), as beneficiary or mortgagee, either (A) a duly executed assignment of the Mortgage in blank, or (B) an original recorded assignment of the Mortgage from the Last Endorsee to the Custodian or a copy of such assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof which in either case may be included in a blanket assignment or assignments;

(iv)

each interim recorded assignment of such Mortgage, or a copy of each such interim recorded assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof;

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(vi)

except as to any second lien Mortgage Loan in the original principal amount of $50,000.00 or less, either the original or duplicate original title policy (including all riders thereto) with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property; and

(vii)

in the case of a Cooperative Loan, the originals of the following documents or instruments:

(a)

The Coop Shares, together with a stock power in blank;

(b)

The executed Security Agreement;

(c)

The executed Proprietary Lease;

(d)

The executed Recognition Agreement;

(e)

The executed UCC1 financing statement with evidence of  recording thereon which have been filed in all places required to perfect the Depositor’s interest in the Coop Shares and the Proprietary Lease; and

(f)

Executed UCC3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

(viii)

the original Primary Mortgage Insurance Policy or certificate or, an electronic certification evidencing the existence of the Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage or (b) any recorded assignments or interim assignments satisfying the requirements of clause (iii) or (iv) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office, the Depositor shall deliver such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor or Servicer shall forward or cause to be forwarded to the Trustee or the Custodian on its behalf (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee.  In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Depositor shall deliver to the Trustee a copy of such Mortgage certified (to the extent such certification is reasonably obtainable) by such public recording office to be a true and complete copy of the original recorded Mortgage.

In addition, in the event that in connection with any Mortgage Loan the Depositor cannot deliver the original or duplicate original lender’s title policy (together with all riders thereto), satisfying the requirements of clause (vi) above, concurrently with the execution and delivery hereof because the related Mortgage or a related assignment has not been returned from the applicable public recording office, the Depositor shall promptly deliver to the Trustee or the Custodian on its behalf such original or duplicate original lender’s title policy (together with all riders thereto) upon receipt thereof from the applicable title insurer, and in any event, within 720 days following the Closing Date.

Subject to the immediately following sentence, as promptly as practicable subsequent to the transfer set forth in clause (a) of this Section 2.1, and in any event, within thirty (30) days thereafter, the Servicer shall as to any Mortgage Loan with respect to which the Depositor delivers an assignment of the Mortgage in blank pursuant to clause (b)(iii)(A) of this Section 2.1, (i) complete each such assignment of Mortgage to conform to clause (b)(iii)(B) of this Section 2.1, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records, and (iii) cause to be delivered for recording in the appropriate public office for real property records each such assignment of the Mortgages, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignments in recordable form, the Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof.  Notwithstanding the foregoing, the Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan in any state other than the Required Recordation States; however with respect to each MERS Mortgage Loan, the Master Servicer shall cause the Servicer, at the expense of the Depositor, to take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the record of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee or the Custodian on its behalf, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.8 hereof.

Section 2.2

Acceptance by Trustee of the Mortgage Loans.

The Trustee or the Custodian, on behalf of the Trustee acknowledges receipt of the documents identified in the initial certification in the form annexed hereto as Exhibit C (the “Initial Certification”) and declares that it or the Custodian holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it or the Custodian holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees to execute and deliver or to cause the Custodian to execute and deliver on the Closing Date to the Depositor, the Master Servicer and the Servicer an Initial Certification in the form annexed hereto as Exhibit C.  Based on its or the Custodian’s review and examination, and only as to the documents identified in such Initial Certification, the Custodian, on behalf of the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 360 days after the Closing Date, the Trustee shall deliver or shall cause the Custodian to deliver to the Depositor, the Master Servicer and the Servicer a Final Certification in the form annexed hereto as Exhibit D, with any applicable exceptions noted thereon.  Notwithstanding anything to the contrary contained herein, in the event there are exceptions to the Final Certification, the Trustee may transmit such exceptions electronically (via email) to the Depositor, the Master Servicer and the Servicer, subject to the prior approval of the Depositor, the Master Servicer and the Servicer.

If, in the course of such review, the Trustee or the Custodian, on behalf of the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.1 hereof (the “Mortgage Loan Document Requirements”), the Trustee shall list or shall cause the Custodian to list such as an exception in the Final Certification; provided, however that neither the Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.  [SMI] shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if [SMI] does not correct or cure such defect within such period, [SMI] shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3 hereof, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date [SMI] was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Servicer or [SMI] and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.4 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I.  No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by [SMI] in the Collection Account on or prior to the Servicer Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit I hereto, the Trustee shall cause the Custodian to release the related Mortgage File to [SMI] and shall execute and deliver at [SMI]’s request such instruments of transfer or assignment prepared by [SMI], in each case without recourse, as shall be necessary to vest in [SMI], or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.  With respect to any [SMI] Mortgage Loans, the foregoing remedy against [SMI] for failure to deliver Mortgage Loans that satisfy the Mortgage Loan Document Requirements is provided in the related Sales Agreement (which, in turn, has been assigned to the Trustee pursuant to Section 2.1 hereof); and with respect to any Warehouse Mortgage Loans, the foregoing remedy against [SMI] has been assigned by the related Warehouse Seller pursuant to the applicable Sales Agreement or Subsequent Sales Agreement (which, in turn, has been assigned to the Trustee pursuant to Section 2.1 hereof).

As soon as practicable after the delivery of a Substitute Mortgage Loan under Section 2.3 hereof, the Master Servicer, at the expense of the Depositor and at the direction and with the cooperation of the Servicer, shall (i) with respect to a Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the assignment of mortgage to be recorded by the Servicer if required pursuant to Section 2.1 hereof or (ii) with respect to a Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.1 hereof.

The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee or the Custodian on its behalf, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

It is understood and agreed that the obligation of [SMI] to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.1 hereof shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor or [SMI].

In order to facilitate sales and deliveries of Mortgage Loans to the Trust Fund, the Trustee may execute and deliver one or more remittance agency agreements in substantially the form of Exhibit K hereto (each, a "Remittance Agency Agreement"), and in such event the Trustee: (i) shall perform the duties of Remittance Agent (as that term is defined in the related Remittance Agency Agreement); and (ii) may accept as conclusive evidence of the release of the related security interests one or more security release certifications in substantially the form attached as Exhibit L hereto (each, a "Security Release Certification").

Section 2.3

Representations, Warranties and Covenants of the Depositor, Servicer and Master Servicer.

(a)

The Servicer represents and warrants to the Trustee that, as of the Closing Date:

(i)

the Servicer is a corporation licensed as a mortgage servicer duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction;

(ii)

the execution and delivery of this Agreement by the Servicer and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

(iii)

the Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

(v)

there are no actions or proceedings against, or investigations of, the Servicer pending or, to the knowledge of the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Servicer of any of its obligations under, or the validity or enforceability of, this Agreement.

(b)

The Master Servicer represents and warrants to the Trustee that, as of the Closing Date:

(i)

the Master Servicer is a corporation licensed as a mortgage banker duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The Master Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Master Servicer by any state having jurisdiction;

(ii)

the execution and delivery of this Agreement by the Master Servicer and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

(iii)

the Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Master Servicer is not in violation of, and the execution and delivery of this Agreement by the Master Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

(v)

there are no actions or proceedings against, or investigations of, the Master Servicer pending or, to the knowledge of the Master Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Master Servicer of any of its obligations under, or the validity or enforceability of, this Agreement.

(c)

The Depositor represents and warrants to the Trustee that, as of the Closing Date:

(i)

the Depositor is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(ii)

the execution and delivery of this Agreement by the Depositor and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Depositor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

(iii)

the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

(v)

there are no actions or proceedings against, or investigations of, the Depositor pending or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of any of its obligations under, or the validity or enforceability of, this Agreement.

(d)

Pursuant to Section 2.1(a)(iii) hereof, the Depositor has assigned to the Trustee, for the benefit of Certificateholders, its rights under each Sales Agreement and each Subsequent Sales Agreement, including each representation and warranty applicable to the Mortgage Loans (and the applicable remedies) set forth in such Sales Agreement or Subsequent Sales Agreement in respect of the Mortgage Loans.  Each Sales Agreement and each Subsequent Sales Agreement provides remedies against [SMI] directly to the Depositor.

Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the applicable Seller in respect of the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties.  [SMI] hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach such of any representation or warranty which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan (it being understood that any such breach shall be deemed to materially and adversely affect the value of such Mortgage Loan or the interest of the Trust Fund therein, if the Trust Fund incurs a loss as the result of such breach), it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.4(a) hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Custodian on its behalf of a Request for Release substantially in the form of Exhibit I and the Mortgage File for any such Substitute Mortgage Loan.  [SMI] shall promptly reimburse the Servicer and the Trustee for any expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies against the related Seller.  With respect to the representations and warranties described in this Section which are made to the best of [SMI]’s knowledge, if it is discovered by either the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding [SMI]’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Substitute Mortgage Loan, [SMI] shall deliver to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.1. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by [SMI] on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter [SMI] shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and [SMI] shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made by [SMI] pursuant to the related Sales Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release or shall cause the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to [SMI] and shall execute and deliver at [SMI]’s direction such instruments of transfer or assignment prepared by [SMI] , in each case without recourse, as shall be necessary to vest title in [SMI], or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

For any month in which [SMI] substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the sum of (i) the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans and (ii) any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty resulting from a violation of a predatory or abusive lending law applicable to such Mortgage Loan shall be deposited in the Collection Account by [SMI] on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that [SMI] shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account on or prior to the Servicer Deposit Date for the Distribution Date in the month following the month during which [SMI] became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.4 hereof and receipt of a Request for Release in the form of Exhibit I hereto, the Trustee shall release or shall cause the Custodian to release the related Mortgage File held for the benefit of the Certificateholders to [SMI], and the Trustee shall execute and deliver or shall cause the Custodian to execute and deliver at [SMI]’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of each Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.3 (and the representations and warranties with respect to the Mortgage Loans made in each Sales Agreement) shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

(e)

Upon discovery by the Depositor, the Servicer, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require [SMI], at [SMI]’s option, to either (i) substitute, if the conditions in Section 2.3(d) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to this Section 2.3.  In the case of any [SMI] Mortgage Loans, the related Sales Agreement provides remedies against [SMI] directly to the Depositor; in the case of any Warehouse Mortgage Loans, the related Sales Agreement assigns such remedies against [SMI] from the applicable Warehouse Seller to the Depositor.  The Trustee shall reconvey or shall cause the Custodian to reconvey to [SMI] the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in this Section 2.3.

Section 2.4

Delivery of Opinion of Counsel in Connection with Substitutions.

(a)

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.2 or Section 2.3 shall be made more than 90 days after the Closing Date unless the Depositor or [SMI] delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not result in an Adverse REMIC Event.

Section 2.5

Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

Section 2.6

[Purchase of Subsequent Mortgage Loans].

(a)

Subject to the satisfaction of the conditions set forth in paragraph (b) below in consideration of the delivery on a Subsequent Sales Date to or upon the order of the Depositor of all or a portion of the Pre-Funded Amount, as the case may be, the Depositor shall on such Subsequent Sales Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trust Fund, and the Trustee shall purchase on behalf of the Trust Fund, all the Depositor’s right, title and interest in and to the Subsequent Mortgage Loans, together with the related Mortgage Loan Files, covered by the Subsequent Sales Agreement delivered on such date.

(b)

The obligation of the Trustee to acquire Subsequent Mortgage Loans on behalf of the Trust Fund is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Sales Date:

(i)

the Depositor shall have delivered to the Trustee with a copy to the Master Servicer a duly executed written Subsequent Sales Agreement, which shall include a Schedule of Subsequent Mortgage Loans, and specifying the amount to be withdrawn from the Pre-Funding Account;

(ii)

the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 30 years;

(iii)

no Subsequent Mortgage Loan will have been selected in a manner adverse to the interests of Certificateholders;

(iv)

the addition of the Subsequent Mortgage Loans will not result in the reduction, qualification or withdrawal of the then current ratings of the Certificates;

(v)

no Subsequent Mortgage Loan may have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio greater than [100.00]%;

(vi)

each Subsequent Mortgage Loan will be underwritten in accordance with the Depositor’s underwriting guidelines;

(vii)

after giving effect to the acquisition of all the Subsequent Mortgage Loans, the Mortgage Loans in the applicable Group shall conform to the applicable Subsequent Delivery Requirements;

(viii)

the Depositor shall have provided the Master Servicer and the Trustee any information reasonably requested by any of them with respect to the Subsequent Mortgage Loans then to be sold to the Trust Fund;

(ix)

[each Subsequent Mortgage Loan in Group [     ] will be secured by a first lien and will be a conforming balance Mortgage Loan];

(x)

as of each Subsequent Sales Date, neither the Depositor nor [SMI] shall be insolvent, nor will either of them be made insolvent by such transfer;

(xi)

[the Funding Period shall not have ended]; and

(xii)

the Depositor and [SMI] each shall have delivered to the Master Servicer and the Trustee an Officer’s Certificate confirming (1) the satisfaction of each condition precedent specified in this paragraph (b), in the related Subsequent Sales Agreement and confirming that neither the Depositor nor the Issuer have received notice from [Moody’s] as described in Section 2.6(c)(iv) and (2) delivery of Opinions of Counsel with respect to corporate and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date.

(c)

Pursuant to Section 2.6(b) hereof, the Trustee shall remit on each Subsequent Sales Date to or upon the order of the Depositor from the Pre-Funding Account the amount specified by the Master Servicer only upon the Trustee’s receipt of:

(i)

a fully executed Subsequent Sales Agreement;

(ii)

the two Officer’s Certificates required by Section 2.6(b) hereof;

(iii)

an Opinion or Opinions of Counsel from each of the Depositor and [SMI] required by Section 2.6(b);

(iv)

a letter from [S&P] on the final Subsequent Sale Date confirming the condition provided in Section 2.6(b)(iv) (it being understood that, so long as [Moody's] has received a schedule describing the Subsequent Mortgage Loans at least 2 Business Days prior to the final Subsequent Sales Date and it has not notified the Depositor (as certified by the Depositor to the Trustee in the Officers Certificate delivered pursuant to Section 2.5(b)(xii)) or the Trustee that the addition of the Subsequent Mortgage Loans will result in the reduction, qualification or withdrawal of its then current ratings of the Certificates prior to 10:00 a.m. (New York City time) on the final Subsequent Sales Date, the addition of the Subsequent Mortgage Loans will be deemed not to result in the reduction, qualification or withdrawal of [Moody's] then current ratings of the Certificates); and

(v)

the written instruction from the Master Servicer setting forth the amounts to be paid as required by Section 2.6(b) hereof.  The Trustee may rely and shall be protected in relying on all such Officer’s Certificates as evidencing full compliance with all conditions precedent specified in Section 2.6(b), without any further duty of inquiry with respect thereto.

(d)

On each Subsequent Sales Date and on the Determination Date immediately following the end of the Funding Period, the Master Servicer shall determine:

(i)

the amount and correct disposition of the Pre-Funded Amount, and

(ii)

any other necessary matters in connection with the administration of the Pre-Funding Account.  If any amounts are released as a result of an error in calculation to the Holders or the Depositor from the Pre-Funding Account, the Depositor shall immediately repay such amounts to the Master Servicer.

(e)

The Depositor shall deliver (or cause to be delivered) to the Master Servicer for deposit in the Master Servicer Custodial Account on the related Servicer Deposit Date all principal and interest due in respect of such Subsequent Mortgage Loans after the related Subsequent Cut-off Date.]

Section 2.7

[Pre-Funding Account].

(a)

The Trustee shall establish and maintain the Pre-Funding Account to be held in trust for the benefit of the Certificateholders.  The Pre-Funding Account shall be an Eligible Account.  On the Closing Date, the Depositor will cause to be deposited in the Pre-Funding Account the Original Pre-Funded Amount.  Amounts on deposit in the Pre-Funding Account shall be invested by the Trustee at the direction of the Depositor.

(b)

On any Subsequent Sales Date, the Master Servicer shall instruct the Trustee, with a copy to the Depositor,

(i)

to withdraw from the Pre-Funded Amount in the Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the  Subsequent Mortgage Loans as of the applicable Subsequent Cut-off Date sold to the Trust on such Subsequent Sales Date, and

(ii)

to pay such amounts to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.6(c) hereof with respect thereto.  In no event shall the Trustee withdraw from the Pre-Funding Account an amount in excess of the Original Pre-Funded Amount.

(c)

On the Business Day immediately following the end of the Funding Period, the Master Servicer shall instruct the Trustee to transfer the Pre-Funded Amount to the Distribution Account for distribution to the Holders of the Certificates in accordance with Article 4.  The Pre-Funded Amount shall not be invested during the time such Pre-Funded Amount is held in the Distribution Account.

(d)

The Pre-Funding Account shall not be an asset of any REMIC created pursuant to this Agreement.]

ARTICLE 3

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.1

Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.2 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, provided, however, that unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent or (y) in the absence of default or imminent default, any such waiver, modification, postponement or indulgence would not cause an Adverse REMIC Event, the Servicer may not permit any modification with respect to any Mortgage Loan.  Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall promptly execute such documents and deliver them to the Servicer.

In accordance with the standards of the preceding paragraph, the Servicer shall make Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.6 hereof, and further as provided in Section 3.8 hereof. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Upon request of the Servicer, the Trustee and the Custodian shall furnish the Servicer with any powers of attorney necessary or appropriate to enable the Servicer to execute in the name of the Trustee or the Custodian, as applicable, all documents reasonably required to perform the servicing functions described in this Article 3.

Section 3.2

Subservicing; Enforcement of the Obligations of Servicers.

(a)

The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

(b)

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

Notwithstanding anything to the contrary set forth herein, as a condition to the utilization of any Subservicer or Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122, the Servicer shall obtain from any such Subservicer or Subcontractor used by the Servicer for the benefit of the Depositor a written agreement from such Subservicer or Subcontractor (in form and substance satisfactory to the Depositor) to comply with the provisions of Sections 3.16 and 3.17 of this Agreement to the same extent as if such Subservicer or Subcontractor were the Servicer.

Section 3.3

Rights of the Depositor and the Trustee in Respect of the Servicer.

The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

Section 3.4

Master Servicer to Act as Servicer.

In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of the Servicer pursuant to Section 3.9 hereof or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.2 or 2.3 hereof, (iv) responsible for expenses of the Servicer pursuant to Section 2.3 hereof or (v) deemed to have made any representations and warranties of the Servicer hereunder).  If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Master Servicer or its successor shall succeed to any rights and obligations of the Servicer under each Subservicing Agreement.

The Servicer shall, upon request of the Master Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party.

If the Master Servicer has not received a rating by [S&P] as to its master servicer functions prior to the time of any assumption by the Master Servicer of the Servicer’s rights and obligations pursuant to this Section 3.4, the Master Servicer shall, within 30 days of any such assumption, provide written notice of such assumption to [S&P].

Section 3.5

Collection of Mortgage Loan Payments; Collection Account; Distribution Account.

(a)

The Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement.  Consistent with the foregoing, and subject to the provisions of Section 3.1 hereof, the Servicer may in its discretion (i) waive any late payment charge or penalty interest and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, any P&I Advance required to be made by the Servicer on the related Mortgage Loan in accordance with the provisions hereof (i) with respect to the Prepayment Period in which such arrangement became effective shall be made in accordance with the amortization schedule of such Mortgage Loan without giving effect to the modification thereof by reason of such arrangements and (ii) with respect to any Prepayment Period thereafter shall be made in accordance with the amortization schedule of such Mortgage Loan as so modified.  The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

The Servicer shall comply with the provisions of Section 3.21 hereof with respect to each Prepayment Penalty related to the Mortgage Loans.

(b)

The Servicer shall establish and maintain a Collection Account into which the Servicer shall deposit or cause to be deposited as soon as practicable following receipt but in no event no later than two Business Days after receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)

all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)

all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any Prepayment Interest Excess;

(iii)

each Prepayment Penalty required to be deposited by the Servicer hereunder;

(iv)

all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures;

(v)

any amount required to be deposited by the Servicer pursuant to Section 3.5(e) in connection with any losses on Permitted Investments;

(vi)

any amounts required to be deposited by the Servicer pursuant to Section 3.9(b) and (d) hereof, and in respect of net monthly rental income from REO Property pursuant to Section 3.11 hereof;

(vii)

any amounts required to be deposited pursuant to this Agreement in connection with the repurchase of a Mortgage Loan by [SMI];

(viii)

all Substitution Adjustment Amounts;

(ix)

all P&I Advances made by the Servicer pursuant to Section 3.19 hereof; and

(x)

the amount of any Subsequent Recoveries.

In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Servicer shall cause funds to be deposited into the Collection Account in an amount required to cause an amount of interest to be paid with respect to such Mortgage Loan equal to the amount of interest that has accrued on such Mortgage Loan from the preceding Due Date at the related Mortgage Rate (net of the Servicing Fee Rate) on such date.

The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees or amounts attributable to reimbursements of Advances, if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Collection Account which describes the amounts deposited in error in the Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.8.

(c)

The Master Servicer shall establish and maintain, for the benefit of Certificateholders, a Master Servicer Custodial Account.  On each Servicer Deposit Date, the Servicer shall remit to the Master Servicer for deposit in the Master Servicer Custodial Account, the Available Funds for such date.  In addition, the Master Servicer shall deposit any amounts pursuant to Section 3.5(e) in connection with losses on Permitted Investments in the Master Servicer Custodial Account.

(d)

The Trustee shall establish and maintain, on behalf of Certificateholders, the Distribution Account.  On each Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account the Available Funds for such date.  In addition, the Trustee shall deposit any amounts received from the Master Servicer pursuant to Section 3.5(e) in connection with losses on Permitted Investments in the Distribution Account.

In the event that the Servicer or Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer’s Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.8. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

(e)

The institutions at which the Collection Account, Master Servicer Custodial Account and Distribution Account are maintained shall invest funds as directed by the Master Servicer in Permitted Investments which in each case shall mature not later than (i) in the case of the Collection Account, the second Business Day immediately preceding the related Servicer Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Servicer Deposit Date), (ii) in the case of the Master Servicer Custodial Account, the second Business Day immediately preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day immediately preceding such Distribution Account Deposit Date), and (iii) in the case of the Distribution Account, the Business Day next preceding the related Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders.  All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and all income and gain net of any losses realized from any such investment of funds on deposit in the Master Servicer Custodial Account and the Distribution Account shall be for the benefit of the Master Servicer.  The amount of any realized losses in the Collection Account in respect of any such investments shall promptly be deposited by the Servicer in the Collection Account and the amount of any realized losses in the Master Servicer Custodial Account and the Distribution Account in respect of any such investments shall promptly be deposited therein by the Master Servicer.  The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Master Servicer Custodial Account and made in accordance with this Section 3.5.

(f)

In order to ensure compliance with the USA Patriot Act, the Trustee shall obtain and verify certain information and documentation from the parties hereto, including, without limitation, each party’s name, address and other identifying information.

Section 3.6

Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a)

To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

(b)

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.1 hereof (with respect to taxes and assessments and insurance premiums) and 3.9 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.1 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

(c)

The Servicer shall advance, as Servicing Advances, any payments referred to in Section 3.6(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, provided, however that the Servicer shall not be required to make any such advance if such advance, in the good faith judgment of the Servicer, would constitute a Nonrecoverable Advance.

Section 3.7

Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

Section 3.8

Permitted Withdrawals from the Collection Account, Master Servicer Custodial Account and Distribution Account.

(a)

The Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

(i)

to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to Section 3.14, and earnings on or investment income with respect to funds in or credited to the Collection Account as additional servicing compensation;

(ii)

to the extent not previously retained by the Servicer, to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which  any such Advance was made;

(iii)

to reimburse the Servicer for any Nonrecoverable Advance previously made;

(iv)

to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds and to pay the PMI Insurance Premium with respect to each Bulk PMI Policy, or with respect to any other Primary Mortgage Insurance Policy (to the extent not paid by the Servicer pursuant to the Servicing Agreement), any premium due under a Primary Mortgage Insurance Policy;

(v)

to reimburse the Servicer for unpaid Servicing Fees as provided in Section 3.11 hereof;

(vi)

to pay to the purchaser, with respect to each Mortgage Loan or  property acquired in respect thereof that has been purchased pursuant to Section 2.2, 2.3 or 3.11, all amounts received thereon after the date of such purchase;

(vii)

to reimburse the Master Servicer, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.3 hereof;

(viii)

to pay to the Master Servicer any accrued compensation to which it is entitled hereunder (and any amount to which it is entitled to reimbursement herewith);

(ix)

to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

(x)

on or prior to each Servicer Deposit Date, to withdraw an amount equal to the related Available Funds and remit such amount to the Master Servicer for deposit in the Master Servicer Custodial Account; and

(xi)

to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.1 hereof.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv), (v) and (vi). Prior to making any withdrawal from the Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Master Servicer an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

(b)

The Master Servicer may from time to time make withdrawals from the Master Servicer Custodial Account for the following purposes:

(i)

to pay itself any compensation due it hereunder;

(ii)

to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to Section 3.14;

(iii)

to pay to itself earnings or investment income with respect to funds in the Master Servicer Custodial Account;

(iv)

on each Distribution Account Deposit Date, to withdraw the Available Funds for such date and remit such amount to the Trustee for deposit in the Distribution Account; and

(v)

to clear and terminate the Master Servicer Custodial Account upon termination of the Agreement pursuant to Section 9.1 hereof.

(c)

The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement.  In addition, the Trustee may prior to making the distribution pursuant to Section 4.1 from time to time make withdrawals from the Distribution Account for the following purposes:

(i)

to pay to itself the Trustee Fee and reimburse itself for reasonable expenses for the related Distribution Date (allocated pro rata by Group, if applicable);

(ii)

to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to Section 3.14;

(iii)

to pay to the Master Servicer earnings on or investment income with respect to funds in the Distribution Account;

(iv)

to withdraw and return to the Servicer or Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein, including any amounts owed to the Servicer as part of the Servicing Fee in accordance with the terms hereunder; and

(v)

to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.1 hereof.

Section 3.9

Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

(a)

The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan; (ii) the outstanding principal balance of the Mortgage Loan and (iii) the maximum amount available in the locality of the related Mortgaged Property from insurers generally acceptable to institutional residential mortgage lenders without payment of extraordinary premium.  Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

(b)

In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section with respect to all of the Mortgage Loans so covered, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

(c)

The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

The Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to [80]% (or such lower Loan-to-Value Ratio as may be provided by applicable law) as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents [80]% or less of the new appraised value (or other method of determination as may be provided by applicable law) or (ii) if maintaining such Primary Insurance Policy is otherwise prohibited by applicable law.

The Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances.

(d)

In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Collection Account.

Section 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)

Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent, in the Servicer’s reasonable judgment, enforcement is permitted under applicable law and governmental regulations.  Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b)

Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

Section 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)

Subject to the limitations set forth in Sections 3.5(a), 3.11(b), 3.11(f), and 3.11(i), the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as Servicing Advances or, if applicable, as Nonrecoverable Advances.

(b)

If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site with material environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and shall proceed with such in foreclosure or by deed in lieu of foreclosure only if the Servicer reasonably determines that doing so shall more like than not be in the best interests of the Trust Fund, considering all relevant factors including such environmental matters.  For the purpose of this Section, actual knowledge of the Servicer means actual knowledge of a Servicing Officer involved in the servicing of the relevant Mortgage Loan at the time such knowledge was acquired.  Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

(c)

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders, provided that the Servicers may cause title to be placed in the name of the Custodian or the Servicer if the Servicer reasonably determines that such manner of holding title is required or advisable in order to facilitate the foreclosure process as to any one or more particular Mortgage Loans.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity thereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, in its sole discretion, rent or decline to rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to any REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

(d)

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third taxable year after its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in an Adverse REMIC Event, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel).  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would cause (i) such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) an Adverse REMIC Event, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(e)

In the event of a default on a Mortgage Loan one or more of whose obligor is not a “United States person,” as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligor on such Mortgage Loan.

(f)

The decision of the Servicer to foreclose, or to continue the foreclosure process, on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the related Mortgaged Property will not fail to qualify as “foreclosure property” within meaning of Section 860G(a)(8) of the Code and that the proceeds of such foreclosure would more likely than not exceed the costs and expenses of bringing such a proceeding and liquidating the REO expected to be obtained through such foreclosure.  Promptly upon making any determination in accordance with the preceding sentence not to foreclose, or to discontinue the foreclosure process, as to any Mortgage Loan, the Servicer shall deliver to the Master Servicer an Officer’s Certificate signed by a Servicing Officer identifying the Mortgage Loans as to which such determination has been made (each such Mortgage Loan, upon acceptance of such Officer’s Certificate by the Master Servicer, a “Nonrecoverable Mortgage Loan”) setting forth the basis for such determination in a form acceptable to the Master Servicer.

(g)

The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(h)

The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.8(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate (net of the Servicing Fee Rate) to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 3.14.

(i)

Notwithstanding any provision hereof, in connection with the foreclosure or other conversion of defaulted assets, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable in its sole discretion, and as shall be normal and usual in its general mortgage servicing activities.  In connection therewith, the Master Servicer shall have the sole discretion to determine whenever an immediate sale of any REO or Nonrecoverable Mortgage Loan, or continued management of such REO or Nonrecoverable Mortgage Loan, is in the best interest of certificateholders to maximize recoveries.  Any such disposition (including by means of a “whole loan sale”) shall be conducted by the Servicer on terms and conditions approved by the Master Servicer in its sole discretion.  The foregoing notwithstanding, the Master Servicer shall not approve any such disposition that would result in an Adverse REMIC Event.

(j)

The Master Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust Fund any Mortgage Loan which is 91 days or more Delinquent at a price equal to the Purchase Price; provided however, that for any such Mortgage Loan that is a Nonrecoverable Mortgage Loan, such purchase shall be at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, and provided further that any REO Property may be disposed of pursuant to the preceding Section 3.11(i).  The total price calculated pursuant to the preceding sentence for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of the Request for Release from the Servicer in the form of Exhibit I hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 3.12

Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering, or causing to be delivered a Request for Release substantially in the form of Exhibit I.  Upon receipt of such request, the Trustee shall or shall cause the Custodian to promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer’s direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case as provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon.  In lieu of the document execution process described in the preceding two sentences, the Servicer shall be authorized to execute each such Request for Release, request for reconveyance, deed of reconveyance, and release, satisfaction of mortgage, or such instrument releasing the lien of the Mortgage as attorney in fact for the Trustee (or the Custodian, if applicable) pursuant to the powers of attorney described in Section 3.1.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its Custodian when the need therefor by the Servicer no longer exists.

If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Section 3.13

Documents Records and Funds in Possession of Servicer to be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee, or the Custodian on its behalf, all documents and instruments described in Section 2.1(b), and shall hold as Servicer and agent of the Trustee all other documents, in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.14

Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to the Servicing Fee for each Mortgage Loan, provided that the aggregate Servicing Fee with respect to any Distribution Date shall be reduced (i) by the amount of any Compensating Interest paid by the Servicer  with respect to such Distribution Date, and (ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.1(a) and not so deposited.

Additional servicing compensation in the form of (i) Prepayment Interest Excess and all income and gain net of any losses realized from Permitted Investments and (ii) assumption fees, late payment charges, and other receipts not required to be deposited to the Collection Account pursuant to Section 3.5 hereof, including any Excess Proceeds, shall be retained by the Servicer as additional servicing compensation.  The Servicer and Master Servicer shall be required to pay all expenses incurred by them respectively in connection with their respective activities hereunder to the extent such expenses do not constitute Advances or Nonrecoverable Advances as defined in this Agreement and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

Section 3.15

Access to Certain Documentation.

The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 3.16

Annual Statement as to Compliance.

Commencing in 20[   ], the Servicer shall deliver to the Depositor, the Master Servicer and the Trustee on or before March 15 of each applicable calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Upon request, the Trustee shall forward a copy of each such statement to each Rating Agency and each Underwriter.

Commencing in 20[    ], on or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Servicer shall deliver to the Depositor, the Master Servicer and the Trustee a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Servicer, and that are backed by the same asset type as the Mortgage Loans.  Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

Copies of such statements shall be provided to any Securityholder upon request, by the Servicer or by the Trustee at the Servicer’s expense if the Servicer failed to provide such copies (unless (i) the Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Servicer’s failure to provide such statement.

The Servicer shall promptly notify the Depositor, the Master Servicer and the Trustee (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the Trustee, the Master Servicer and the Depositor) at any time an affiliate of any of the Seller, the Trustee, the Master Servicer or any Servicer, Subservicer, Subcontractor or “Originator” contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB.

Section 3.17

Annual Independent Public Accountants’ Servicing Statement.

Commencing in 20[   ], on or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Servicer shall deliver to the Master Servicer, the Trustee and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer pursuant to the second paragraph of Section 3.16.  Such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

Section 3.18

Errors and Omissions Insurance; Fidelity Bonds.

The Servicer shall for so long as it acts as Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac.  In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

Section 3.19

Advances.

The Servicer shall determine on or before each Determination Date whether it is required to make a P&I Advance pursuant to the definition thereof.  If the Servicer determines it is required to make a P&I Advance, it shall, before the Distribution Account Deposit Date, deposit into the Master Servicer Custodial Account an amount equal to the P&I Advance. The Servicer shall be entitled to be reimbursed for all P&I Advances of its own funds made pursuant to this Section as provided in Section 3.8 hereof. The obligation to make P&I Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated, provided that in no event shall the Servicer be required to make any proposed Advance that, if made, would in the good faith judgment of the Servicer to be a Nonrecoverable Advance.

The Servicer shall deliver to the Master Servicer on the related Servicer Deposit Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Advance that, if made, would in the good faith judgment of the Servicer be a Nonrecoverable Advance.

Section 3.20

Advance Facility.

The Servicer is hereby authorized to enter into any facility with any Person (any such Person, an “Advance Facility Counterparty”) which provides that the Servicer may pledge or sell its rights to receive reimbursement of Advances pursuant to this Agreement (“Advance Reimbursement Rights”) pursuant to credit facilities, repurchase facilities, or similar facilities providing liquidity for the funding of Advances, including facilities providing that such Advance Facility Counterparty may make all or a portion of the Advances (any such facility, an “Advance Facility”), although no Advance Facility shall reduce or otherwise affect the Servicer’s obligations to fund such Advances.  If so required pursuant to the terms of an Advance Facility, to the extent that an Advance Facility Counterparty makes all or a portion of any Advance and the Advance Facility Counterparty and the Servicer provide the Trustee with notice acknowledged by the Servicer that such Advance Facility Counterparty is entitled to reimbursement, such Advance Facility Counterparty shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided.  Such notice from the Advance Facility Counterparty and the Servicer must specify the amount of the reimbursement and must specify which Section of this Agreement permits the Advance to be reimbursed.  The Trustee shall be entitled to conclusively rely without independent investigation on the Advance Facility Counterparty’s statement with respect to the amount of any reimbursement pursuant to this Section 3.20 and with respect to the Advance Facility Counterparty’s statement with respect to the Section of this Agreement permits the Advance to be reimbursed.  An Advance Facility Counterparty whose obligations are limited to the making of Advances will not be deemed to be a Subservicer under this Agreement.

(b)

If so required pursuant to the terms of an Advance Facility, the Servicer may direct, and if so directed in writing the Trustee is hereby authorized to and shall pay to the Advance Facility Counterparty (i) reimbursements for Advances; and (ii) all or such portion of the Servicing Fee as may be so specified in the Advance Facility, that would otherwise be payable to the Servicer pursuant to this Agreement or the Servicing Agreement.

(c)

Upon request of the Servicer, the Trustee agrees to execute such acknowledgments recognizing the interests of any Advance Facility Counterparty in such Advance Reimbursement Rights and Servicing Fees as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.20, and such other documents in connection with such Advance Facilities as may be reasonably requested from time to time by any Advance Facility Counterparty.  The implementation of the arrangement described in this Section shall not require the consent of Certificateholders or the Trustee.

Section 3.21

Prepayment Penalties.

The Servicer will not waive any Prepayment Penalty or part of a Prepayment Penalty unless (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total net proceeds taking into account the value of such Prepayment Penalty and related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default; (ii) the related Mortgage Loan indebtedness has been accelerated; or (iii) the Servicer obtains an Opinion of Counsel, which may be in-house counsel for the Servicer, opining that the Prepayment Penalty is not legally enforceable in the circumstances under which the related prepayment occurs. In no event will the Servicer waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseen default.

ARTICLE 4

DISTRIBUTIONS

Section 4.1

Priorities of Distribution.

(a)

On each Distribution Date (or in the case of payments in respect of the Swap Agreement, the Business Day prior to each Distribution Date), the Trustee shall make the following distributions from the Distribution Account, net of the Trustee Fee and Trustee’s expenses, of an amount equal to the Interest Funds for each Group in the following order of priority:

[to be provided as applicable]

(b)

On each Distribution Date the Trustee shall distribute to the Class [R] Certificates any remaining amounts in the Distribution Account.

Section 4.2

Method of Distribution.

(a)

All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate.  Payments to the Certificateholders on each Distribution Date shall be made by the Trustee to the Certificateholders of record on the related Record Date by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

(b)

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each financial intermediary for which it acts as agent.  Each such financial intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates.  Neither the Trustee nor the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

(c)

The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to a “Foreign Person” as defined in Section 1445(f)(3) of the Code.

Section 4.3

Allocation of Losses.

On each Distribution Date, the Trustee shall allocate any excess of the aggregate Certificate Principal Balance of the Certificates over the Assumed Principal Balance to reduce the Class Certificate Balances of the Subordinate Certificates in the following order of priority:

[to be provided as applicable]

Section 4.4

Reports to the Depositor and the Trustee.

On or before the Business Day preceding each Distribution Date, based on information provided by the Servicer at such times and in form and content, as acceptable to the Master Servicer in its reasonable discretion, the Master Servicer shall notify, or cause to be notified, the Depositor and the Trustee of the following information with respect to the next Distribution Date (which notification may be given by facsimile, electronic transmission or by telephone promptly confirmed in writing):

(a)

the aggregate amount then on deposit in the Distribution Account and the source thereof (identified as interest, scheduled principal or unscheduled principal);

(b)

the amount of any Realized Losses, [Applied Realized Loss Amounts and Unpaid Realized Loss Amounts];

(c)

the application of the amounts distributed on such Distribution Date pursuant to Section 4.1 hereof (including the distribution of any Subsequent Recoveries);

(d)

whether a Trigger Event has occurred; and

(e)

[For each Distribution Date during the Funding Period,

(i)

the Pre-Funded Amount for each Group previously used to acquire Subsequent Mortgage Loans;

(ii)

the Pre-Funding Account Earnings for each Group transferred to the Distribution Account; and

(iii)

the Pre-Funded Amount for each Group and for the Distribution Date following the end of the Funding Period, the Pre-Funded Amount distributed to Certificateholders of each Group.]

Section 4.5

Reports by or on Behalf of the Master Servicer.

(a)

On or as soon as practicable following each Distribution Date, based on information provided by the Servicer at such times and in form and content, as acceptable to the Master Servicer in its reasonable discretion, the Master Servicer shall report or cause to be published on the Trustee’s website located at [     ], or such other website designated by the Master Servicer as may be set forth in a notice provided to the Holder of each of the Certificates and each Rating Agency, the following information:

(i)

with respect to each Class of Certificates [(other than Class [C] and Class R)] (based on a Certificate in the original principal amount of $1,000):

(A)

the amount of the aggregate distributions on such Distribution Date;

(B)

the amount of such distribution allocable to interest;

(C)

the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments, Substitution Adjustment Amounts, repurchase amounts pursuant to Article 2 or other recoveries of principal included therein, [any Extra Principal Distribution Amount] and any Class [     ] [and only Unpaid Realized Loss Amount,] at such Distribution Date;

(D)

the Class Certificate Balance after giving effect to any distribution allocable to principal; and

(E)

any Interest Carry Forward Amount, [any Cap Carryover Amount and any Net Cap Carryover Amount];

(ii)

[the Net WAC Cap applicable to each Class of Certificates][ and the Maximum Cap Rate];

(iii)

any Subsequent Recoveries and Realized Losses for Group [     ] for the period and since the Cut-off Date;

(iv)

the largest Mortgage Loan balance outstanding in each Group;

(v)

Prepayment Penalties collected and owed;

(vi)

the Servicing Fees and Master Servicing Fees allocable to each Group;

(vii)

[One-Month LIBOR][other applicable indices] on the most recent Interest Determination Date;

(viii)

the Pass-Through Rates for the Certificates for the current Accrual Period and whether such rates have been capped;

(ix)

[for each Distribution Date during the Funding Period, the Pre-Funded Amount allocable to each Group;]

(x)

the number and aggregate principal balances of Mortgage Loans in each Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business as of the end of the related prepayment period;

(xi)

the percentage that each of the Stated Principal Balances set forth pursuant to clauses (a), (b) and (c) of paragraph (i) above represent with respect to all Mortgage Loans in each Group;

(xii)

the number and Stated Principal Balance of all Mortgage Loans in each Group in foreclosure proceedings as of the close of business as of the end of the related Prepayment Period and in the immediately preceding Prepayment Period;

(xiii)

the number of Mortgagors and the Stated Principal Balances of Mortgage Loans in each Group involved in bankruptcy proceedings as of the close of business as of the end of the related Prepayment Period;

(xiv)

the aggregate number and aggregate book value of any REO Property in each Group as of the close of business as of the end of the related Prepayment Period;

(xv)

the number and amount by principal balance of 60+ Day Delinquent Loans in each Group, in each case by Servicer and as of the end of the related Prepayment Period;

(xvi)

the aggregate Stated Principal Balance of the Mortgage Loans, the Mortgage Rates (in incremental ranges), the Net Rate, the weighted average life and the weighted average remaining term of the Mortgage Loans, at the beginning and at the end of the related Prepayment Period;

(xvii)

the Stated Principal Balance of the Mortgage Loans whose Mortgage Rates adjust on the basis of the [describe any applicable indices] at the end of the related Prepayment Period;

(xviii)

the amount of cash flow received for such Distribution Date, and the sources thereof;

(xix)

the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

(xx)

the applicable Record Date, Accrual Period and calculation date for each Class of Certificates and such Distribution Date;

(xxi)

the amount on deposit in the Master Servicer Custodial Account and the Distribution Account as of such Distribution Date (after giving effect to distributions on such date) and as of the prior Distribution Date;

 (xxii)

[the amount of any PMI Insurance Premiums paid during the related Due Period;]

(xxiii)

the aggregate amount of any insurance claim payments received with respect to the Bulk PMI Policy during the related Due Period; and

(xxiv)

[the amount of any payments under the Swap Agreement.]

(b)

All allocations made by the Trustee shall be based on information the Trustee receives from the Master Servicer which the Trustee shall be protected in relying on.

In addition to the information listed above, such report shall also include such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB.

Section 4.6

[Basis Risk Reserve Fund].

(a)

On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Certificates, other than the Class [     ] Certificates, the Basis Risk Reserve Fund, into which the Depositor shall deposit $[1,000].  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b)

The Trustee shall make withdrawals from the Basis Risk Reserve Fund to make distributions pursuant to Section 4.1[   ] hereof.

(c)

Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments.  Any earnings on such amounts shall be distributed to the Class [     ] Certificateholder.  The Class [     ] and the Class [     ] Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Depositor, on behalf of the Holder of the Class [     ] Certificates, shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class [     ] Certificateholder shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Depositor as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the Wells Fargo Prime Investment Money Market Fund or comparable investment vehicle.  Any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Deposit on any Distribution Date shall be distributed first to the Class [     ] Certificateholder on the following Distribution Date to the extent Basis Risk Payments have been made from amounts otherwise distributable in respect of the Class [     ] Certificates, and then to the Class [     ] Certificateholder.  For all Federal income tax purposes, amounts transferred by the Upper Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper Tier REMIC to the Class [     ] Certificateholder.

(d)

Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class [     ] Certificateholder.]

Section 4.7

[The Instrument.

At any time on or after the Closing Date, the Depositor shall have the right to deposit into the Trust Fund, solely for the benefit of the Holder of the Class [     ] Certificates, a derivative contract or comparable instrument.  Any such instrument shall constitute a fully prepaid agreement.  All collections, proceeds and other amounts in respect of such an instrument shall be distributed to the Class [     ] Certificates on the Distribution Date following receipt thereof by the Trustee.  In no event shall such an instrument constitute a part of any REMIC created hereunder.  In addition, in the event any such instrument is deposited, the Trust Fund shall be deemed to be divided into two separate and discrete sub-Trusts.  The assets of one such sub-Trust shall consist of all the assets of the Trust other than the instrument and the assets of the other sub-Trust shall consist solely of such instrument.]

Section 4.8

The Calculation Agent.

(a)

The Calculation Agent, as agent for the Master Servicer, shall timely and accurately (i) perform and provide to the Trustee calculations of all amounts of principal and interest required to be distributed on each Distribution Date pursuant to this Article 4; (ii) in connection with such calculations, determine the appropriate One Month LIBOR with respect to each Interest Determination Date in accordance with the definition of “One Month LIBOR” set forth in Section 1.1, [and (iii) with respect to each Distribution Date, determine the Pre-Funding Account Earnings in accordance with the definition of “Pre-Funding Account Earnings” set forth in Section 1.1.] The Calculation Agent shall not resign from its capacity as the Calculation Agent on fewer than sixty (60) prior written days notice to the Master Servicer.

(b)

The compensation of the Calculation Agent shall be the responsibility of the Master Servicer, payable from the Master Servicing Fee.

(c)

The Master Servicer may terminate the Calculation Agent, in its capacity as the Calculation Agent, at any time, with or without cause, upon thirty (30) days notice in writing to the Calculation Agent.  No fee shall be payable to the Calculation Agent in connection with any such termination.

Section 4.9

[Cap Agreement Reserve Fund].

(a)

The Trustee shall establish and maintain a Cap Agreement Reserve Fund to be held in trust for the benefit of Holders of the Class [     ] Certificates.  The Cap Agreement Reserve Fund shall at all times be an Eligible Account.  On each Distribution Date, the Trustee shall deposit in the Cap Agreement Reserve Fund all amounts received on the Cap Agreement since the preceding Distribution Date.  Amounts on deposit in the Cap Agreement Reserve Fund shall be invested at the direction of the Depositor on behalf of the Holders of the Class [     ] Certificate.

(b)

On each Distribution Date (after giving effect to the distributions pursuant to Section 4.1), the Trustee shall apply all payments received on the Cap Agreement for such Distribution Date in the following order of priority:

[to be provided as applicable]

(c)

The Cap Agreement Reserve Fund shall not be an asset of any REMIC created pursuant to this Agreement.  For state and federal tax purposes, the Holder of the Class [     ] Certificate shall be the beneficial owner of the Cap Agreement Reserve Fund.]

Section 4.10

[Supplemental Interest Trust].

(a)

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Trustee in trust for the benefit of the Certificateholders.  The Trustee, as trustee of the Supplemental Interest Trust, shall establish an account (the “Supplemental Interest Trust Account”) into which the Depositor shall initially deposit $[1,000].  The Supplemental Interest Trust Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.  The Supplemental Interest Trust will not be an asset of any REMIC hereunder.

(b)

The Trustee shall deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee.  On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) the Trustee shall make distributions from the Supplemental Interest Trust Account in the following order of priority:

[to be provided as applicable]

(c)

Funds in the Supplemental Interest Trust Account shall be invested in Permitted Investments.  Any earnings on such amounts shall be added to the Supplemental Interest Trust Amount and distributed on each Distribution Date pursuant to Section 4.10(b).  The Class [     ] Certificates shall evidence ownership of the Supplemental Interest Trust Account for federal income tax purposes and the Depositor on behalf of the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Depositor shall be liable for any losses incurred on such investments.

(d)

Upon termination of the Trust, any amounts remaining in the Supplemental Interest Trust Account shall be distributed to the Class [     ] Certificates.

(e)

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder of the Class [     ] Certificates unless and until the date when either (a) there is more than one Class [     ] Certificateholder or (b) any Class of Certificates in addition to the Class [     ] Certificates is recharacterized as an equity interest in the Supplemental Interest Trust for federal income tax purposes.  The Trustee shall not be responsible for any entity level tax reporting for the Supplemental Interest Trust.

To the extent that the Supplemental Interest Trust is determined to be a separate legal entity from the Trustee, any obligation of the Trustee under the Swap Agreement shall be deemed to be an obligation of the Supplemental Interest Trust.

ARTICLE 5

THE CERTIFICATES

Section 5.1

The Certificates.

The Certificates shall be substantially in the forms attached as exhibits hereto.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Certificate Balance of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.2

Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)

No Person shall transfer a Private Certificate unless such transfer (i) is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit F (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either Exhibit G (the “Investment Letter”) or Exhibit H (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit G-1), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, as amended, or a plan or arrangement subject to Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement, or using the assets of any such plan or arrangement to effect such transfer (collectively a “Benefit Plan Investor”), (ii) if the purchaser is an insurance company, a representation in the form of Exhibit G-2 that (a) the purchaser is an insurance company which is purchasing such Certificates pursuant to an ERISA-Qualifying Underwriting with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) and (b) all of the requirements of PTCE 95-60 are met, or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Benefit Plan Investor, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the Master Servicer, the Servicer, the Trustee or the Underwriter to any obligation in addition to those expressly undertaken in this Agreement.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to a Benefit Plan Investor without the above representations or the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.  Any representations required to be made in subsection (i) and (ii) above in the case of ERISA-Restricted Certificates which are the Book-Entry-Certificates shall be deemed to have been made by the acquisition of such Certificates.

No transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit G-2, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement to or on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Swap Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Swap Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Swap Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate or ERISA-Restricted Swap Certificate that is in fact not permitted by this Section 5.2(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit E.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.2(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.2(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.2(b) and this Section 5.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.2(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Depositor or the Master Servicer, to the effect that the elimination of such restrictions will not cause an Adverse REMIC Event.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.2 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Class Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.3

Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.3, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.4

Persons Deemed Owners.

The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

Section 5.5

Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.6

Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its office at [     ], for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE 6

THE DEPOSITOR, THE SERVICER AND MASTER SERVICER

Section 6.1Respective Liabilities of the Depositor, Servicer and Master Servicer.

The Depositor, Servicer and Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.2

Merger or Consolidation of the Depositor, Servicer and Master Servicer.

The Depositor, Servicer and Master Servicer will each keep in full effect its existence, rights and franchises as a corporation (or, in the case of the Servicer, a limited partnership) under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, Servicer or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, Servicer or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor, Servicer or the Master Servicer, shall be the successor of the Depositor, Servicer or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Section 6.3

Limitation on Liability of the Depositor, the Servicer, the Master Servicer and Others.

None of the Depositor, the Servicer, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Servicer or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the performance thereof, or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Servicer or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Servicer or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

Section 6.4

Limitation on Resignation of Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer who is a member in good standing of MERS and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Servicer’s responsibilities, duties, liabilities and obligations hereunder.

Section 6.5Annual Statement as to Compliance.

Commencing in 20[   ], the Master Servicer shall deliver to the Depositor and the Trustee on or before March 15 of each applicable calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of the performance of the Master Servicer under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all of its material obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  Upon request, the Trustee shall forward a copy of each such statement to each Rating Agency and each Underwriter.

Commencing in 20[  ], on or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Master Servicer shall deliver to the Depositor and the Trustee a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Master Servicer, and that are backed by the same asset type as the Mortgage Loans.  Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

Copies of such statements shall be provided to any Securityholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement.

The Master Servicer shall promptly notify the Depositor and the Trustee (i) of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Master Servicer shall become (but only to the extent not previously disclosed to the Trustee and the Depositor) at any time an affiliate of any of the Seller, the Trustee or any Master Servicer, Subservicer, Subcontractor or “Originator” contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust Fund contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB.

Section 6.6Annual Independent Public Accountants’ Servicing Statement.

Commencing in 20[   ], on or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Master Servicer shall deliver to the Trustee and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Master Servicer pursuant to the second paragraph of Section 8.5.  Such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

ARTICLE 7

SERVICER DEFAULT

Section 7.1

Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(i)

any failure by the Servicer to deposit in the Collection Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for [five] days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

(ii)

any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of [60] days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Master Servicer, or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however, that the [60]-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of [60] consecutive days; or

(iv)

the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

(v)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon its obtaining actual knowledge of the occurrence of an Event of Default, the Master Servicer shall promptly deliver to the Trustee, an Officer’s Certificate that an event has occurred that may justify termination of the Servicer hereunder and describing the circumstances surrounding such event.  Upon determination by the Master Servicer that an Event of Default has occurred, the Master Servicer shall promptly deliver to the Trustee an Officer’s Certificate to that effect, and the Master Servicer (a) may terminate the Servicer hereunder, if in its judgment such termination is in the best interests of the Trust Fund; or (b) shall terminate the Servicer hereunder, if instructed to do so by the Trustee.  The Trustee shall so instruct the Master Servicer if directed to do so by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates exercised in writing following delivery to such Holders by the Trustee of notice of the occurrence of such Event of Default pursuant to Section 7.2(b).

Upon any such termination, the Master Servicer shall enter into a substitute servicing arrangement with another mortgage loan servicing company acceptable to the Master Servicer and Rating Agency under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer hereunder.  Until such time as the Master Servicer enters into a substitute servicing agreement with respect to the Mortgage Loans, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the terminated Servicer.  As compensation to the Master Servicer for any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which the terminated Servicer would have been entitled if such Servicer had not been terminated.

[Notwithstanding anything to the contrary herein, upon the occurrence of a Servicing Trigger Event, the Trustee will, upon the direction of, and at the expense of, a Majority of the Certificateholders, remove the Servicer and shall appoint a successor Servicer in accordance with the direction of a Majority of Certificateholders.]

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer’s rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.8(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

In no event shall the termination of the Servicer under this Agreement result in any diminution of the Servicer’s right to reimbursement for any outstanding Advances due such Servicer at the time of termination.  The successor Servicer shall be obligated to promptly reimburse the terminated Servicer for outstanding Advances provided, however, that if the Trustee becomes the successor Servicer, such reimbursement obligation shall be limited to the funds available in the Collection Account for such purposes pursuant to Sections 3.8(a)(ii) and 3.8(iii) of the Pooling and Servicing Agreement.  In addition, any such reimbursement for outstanding Advances shall be made on a first in, first out (“FIFO”) basis no later than the [18th] day of each month provided that the successor Servicer has received prior written notice from the appropriate party, under the Pooling and Servicing Agreement, of such reimbursement amount.

Section 7.2

Notification to Certificateholders.

(a)

Upon any termination of or appointment of a successor to the Servicer or Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)

Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.1

Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

unless an Event of Default of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

(iv)

the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer; and

(v)

without limiting the generality of this Section 8.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or deposit or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

Section 8.2

Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.1:

(i)

the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)

the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action.

(v)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of such agent, accountant or attorney appointed by the Trustee with due care;

(vi)

the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

the Trustee or its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments.

(ix)

the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof and in the absence of such notice, the Trustee may conclusively assume that there is no Event of Default;

(x)

the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(xi)

the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(xii)

the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 8.3

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, the Depositor or Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Swap Agreement, any Bulk PMI Policies or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

Section 8.4

Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.5

Trustee’s Fees and Expenses.

The Trustee, as compensation for its activities prior to making the distributions pursuant to Section 4.1 hereunder, shall be entitled to deduct from the Master Servicing Fee on each Distribution Date an amount equal to the Trustee Fee and reasonable expenses for such Distribution Date.  [SMS] shall indemnify and hold harmless the Trustee, the Paying Agent or the Custodian and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney’s fees, incurred in connection with or arising out of or in connection with this Agreement, the Swap Agreement, the Cap Agreement, any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Trust or the Trustee, the Paying Agent or the Custodian or any director, officer, employee or agent thereof, or the performance of any of the duties of the Trustee or the Paying Agent under this Agreement, the Swap Agreement or the Cap Agreement, or the duties of the Custodian under any custodial agreement (including, but not limited to, the execution and delivery of documents in connection with a foreclosure sale, trustee’s sale, or deed in lieu of foreclosure of a Mortgage Loan, including, but not, limited to, any deed of reconveyance, any substitution of trustee documents or any other documents to release, satisfy, cancel or discharge any Mortgage Loan) other than any loss, liability or expense incurred by reason of the willful misfeasance, bad faith or negligence in the performance of the duties under this Agreement, the Swap Agreement or the Cap Agreement or by reason of the willful misfeasance, bad faith or gross negligence of the Custodian under any custodial agreement (including specifically any loss, liability or expense incurred by the Custodian by reason of simple negligence under any custodial agreement).  The provisions of this Section 8.5 shall survive the resignation or removal of the Trustee or the Paying Agent and the termination of this Agreement and the resignation or removal of the Custodian under any custodial agreement.  The Trustee may receive an additional indemnity from a party acceptable to the Trustee.

Section 8.6

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $[50,000,000], subject to super-vision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.6 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 8.7

Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.8 meeting the qualifications set forth in Section 8.6. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.7 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.8 hereof.

Section 8.8

Successor Trustee.

Any successor trustee appointed as provided in Section 8.7 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.8, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.9

Merger or Consolidation of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.6 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.8.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv)

The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11

Tax Matters.

(a)

It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in Schedule III, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as REMICs as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of each such REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made REMIC elections as directed in Schedule III on the federal tax returns for each such REMIC’s first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the prepayment assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause an Adverse REMIC Event; (h) pay the amount of any federal, state or local tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

To enable the Master Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Master Servicer within ten (10) days after the Closing Date all information or data that the Master Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Master Servicer promptly upon written request therefor, any such additional information or data that the Master Servicer may, from time to time, reasonably request in order to enable the Master Servicer to perform its duties as set forth herein. The Depositor hereby indemnifies the Master Servicer for any losses, liabilities, damages, claims or expenses of the Master Servicer arising from any errors or miscalculations of the Master Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Master Servicer on a timely basis.

The Depositor, the Servicer and the Trustee covenant and agree that (i) they shall, to the extent that they are under their control, conduct matters relating to the assets of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder under the REMIC Provisions (and, with respect to matters that are under its control and which are otherwise required to be performed by the Trustee pursuant to this Agreement, the Trustee shall maintain the treatment of the Basis Risk Reserve Fund and the rights with respect to payments from the Basis Risk Reserve Fund as provided in paragraph (b) below), and (ii) they shall not knowingly or intentionally take any action or omit to take any action that would cause an Adverse REMIC Event.

(b)

The Master Servicer shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holders of the Class [     ] and Class [     ] Certificates in proportion to their contributions to the Basis Risk Reserve Fund and not as an asset of any REMIC.  [The Master Servicer shall treat the Supplemental Interest Trust and the Cap Agreement Reserve Fund as outside reserve funds within the meaning of Treasury Regulation Section 1.860G-2(h) that are owned by the Holder of the Class [     ] Certificates.]  [The Master Servicer shall treat the rights of the holders of the Offered Certificates to receive payments in respect of Cap Carryover Amounts as rights in a notional principal contract written by the holders of the Class [     ] Certificate, in the case of payments from the Supplemental Interest Trust or Cap Agreement Reserve Fund, and the holders of the Class [     ] and Class [     ] Certificates in the case of payments from the Basis Risk Reserve Fund, in favor of the holders of the Offered Certificates.]  Thus, each Certificate (other than the Class [     ] Certificates) shall be treated as representing not only ownership of regular interests in the Upper Tier REMIC, but also ownership of an interest in a notional principal contract.

Section 8.12

Trustee Exchange Act Reporting Requirements.

(a)

Commencing in 20[   ], on or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Trustee shall deliver to the Master Servicer and the Depositor a report regarding its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Trustee and that are backed by the same asset type as the Mortgage Loans.  Each such report shall include all of the statements required under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

(b)

Commencing in 20[   ], on or before March 15 of each calendar year (or March 24 if there is no requirement to file a Form 10-K in that calendar year), the Trustee shall each deliver to the Master Servicer and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by such asserting party pursuant to subsection (a) above.  Each such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

(c)

The Trustee shall each notify the Master Servicer and the Depositor (i) of any legal proceedings pending against the Trustee of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the Master Servicer, the Servicer, any “Originator” contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust Fund contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB, as applicable.

Section 8.13

Reports Filed with the Securities and Exchange Commission.

(a)

The Trustee, the Master Servicer and the Servicer shall reasonably cooperate with the Depositor in connection with the satisfaction of the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Trustee shall prepare any Forms 8-K, 10-D and 10-K as provided in Section 8.13(b).  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such form, but only to the extent no accompanying certification is required to be filed on behalf of the Depositor.  Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund.  The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

(b)

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, within 8 days after each Distribution Date, the Trustee shall, in accordance with industry standards, deliver to the Depositor, in a format compatible with Electronic Data Gathering and Retrieval System (EDGAR) filing requirements, a Form 10-D with (i) a copy of the Monthly Statement for such Distribution Date and (ii)  such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§229.1121) of Regulation AB (so long as such information is made available to the Trustee in a format compatible with EDGAR filing requirements), and the Depositor shall sign and file with the Commission via EDGAR such Form 10-D within the timeframe required by the SEC Rules.  Each Form 10-K shall be signed by an appropriate officer of the Depositor and shall include the certification required pursuant to the Sarbanes-Oxley Act of 2002, as amended from time to time, and any rules promulgated thereunder by the Commission (the “Form 10-K Certification”), which certification shall be signed by an appropriate officer of the Depositor.  The Trustee shall prepare and deliver each Form 10-K to the Depositor for execution no later than March 10th of each year, and the Depositor shall return such executed Form 10-K and an executed Form 10-K Certification to the Trustee for filing no later than March 15th of each year.  Such Form 10-K shall include as exhibits (i) the annual statement as to compliance described in Section 3.16, Section 6.5 and Section 8.12(a) of this Agreement, (ii) the related public accounting firm attestation reports described in Section 3.17, Section 6.6 and Section 8.12(b) of this Agreement, (iii) the items described in (i) and (ii) above with respect to any Subservicer or Subcontractor and (iv) such other information as is required by the SEC Rules and Regulation AB.  If any party’s report on assessment of compliance with servicing criteria required by clause (i) in the immediately preceding sentence, or the related public accounting firm attestation report required by clause (ii) in the immediately preceding sentence, identifies any material instance of noncompliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB (§229.1122(d)), the Trustee shall identify the material instance of noncompliance in such report in the Form 10-K; and in the event that the Trustee is unable to include any report required by either clause (i) or (ii) of the immediately preceding sentence in the Form 10-K, the Trustee shall disclose such fact in the form 10-K together with an explanation as to why such report is not included as an exhibit in the Form 10-K.  If these items have not been delivered to the Trustee within a reasonable period of time before the Trustee files any Form 10-K, the Trustee shall file an amended Form 10-K including such missing documents as exhibits reasonably promptly after receipt of such items by the Trustee.

The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

(c)

The Trustee shall sign a certification (in the form attached hereto as Exhibit O) for the benefit of the Depositor and its officers, directors and affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant’s report referred to in Section 3.17, Section 6.6 or Section 8.12(b)), and the Servicer shall sign a certification in the form attached hereto as Exhibit P for the benefit of the Depositor, the Trustee and their officers, directors and affiliates.

In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, and directors from and against losses, damages (except for special, indirect or consequential loss or damage) penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon an intentional breach by the Trustee of its obligations under this Section or the Trustee’s negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer shall indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer’s obligations under this Section or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

(d)

Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(e)

Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, sign on behalf of the Depositor and file a Form 15D Suspension Notification with respect to the Trust Fund.

ARTICLE 9

TERMINATION

Section 9.1

Termination upon Liquidation or Purchase of all Mortgage Loans.

(a)

Subject to Section 9.3, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of:

(i)

the purchase by the Master Servicer or its designee of all Mortgage Loans (including REO Properties not otherwise disposed of pursuant to Section 3.11(i)) remaining in the Trust Fund at a price equal to the sum of (A) 100% of the Stated Principal Balance of each Mortgage Loan that is not a Nonrecoverable Mortgage Loan; (B) the Projected Net Liquidation Value of each Nonrecoverable Mortgage Loan (not including any REO), (C) the lesser of (x) the appraised value of any REO Property as determined by a real estate broker meeting the qualifications, and applying broker’s price opinion methodology, generally acceptable to residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property and (D) any remaining Swap Termination Payments payable to the Swap Counterparty.  In addition, such purchase price shall include with respect to the Mortgage Loans (including REO Properties) accrued and unpaid interest thereon at the applicable Net Rate, except to the extent the Servicer was not or would not be required to make a P&I Advance hereunder; and

(ii)

the later of (A) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (B) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof, and (ii) the Latest Possible Maturity Date.

The right to purchase all Mortgage Loans and REO Properties pursuant to clause (i) above shall be conditioned upon the Pool Principal Balance, at the time of any such repurchase, aggregating less than ten percent of the Assumed Principal Balance of the Mortgage Loans as of the Cut-Off Date.

(b)

With respect to any purchase pursuant to subsection (a), upon deposit of the price determined pursuant to subsection (a)(i) in the Distribution Account, the Trustee shall release or cause to be released to the purchaser of each such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan (including appropriate instruments with respect to any REO Property), in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan sold pursuant hereto, and the purchaser of such Mortgage Loan shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

(c)

Notwithstanding anything to the contrary contained herein, the Master Servicer hereby agrees that it shall not exercise its right to purchase the Mortgage Loans in accordance with paragraph (a) of this Section 9.1 for so long as any NIM securities are outstanding.  For purposes of this paragraph (c), “NIM securities” shall mean any securities issued by a trust into which the Class [C] Certificates are transferred.

Section 9.2

Final Distribution on the Certificates.

If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.1, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

In the event such notice is given, the Master Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.2 hereof, on the final Distribution Date, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Certificate Balance thereof plus accrued interest thereon (or on their Notional Principal Balance, if applicable) in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the holder of each of the Class R Certificates shall be entitled to all unclaimed funds and other assets of the REMICs held for distribution to such Certificateholders, which remain subject hereto.

Section 9.3

Additional Termination Requirements.

(a)

In the event the Master Servicer exercises its purchase option as provided in Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.3 will not result in an Adverse REMIC Event:

(i)

The Trustee shall sell all of the assets that constitute the Trust Fund for cash as provided in Section 9.01(a)(i), and, within 90 days of such sale, shall distribute to (or credit to the account of) the Holders of the Certificates the proceeds of such sale together with other cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and each REMIC created hereunder; and

(ii)

The Trustee shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund pursuant to Section 9.01(a)(i).

(b)

By their acceptance of the Certificates, the Holders thereof hereby authorize the Trustee to undertake the above-described actions.

ARTICLE 10

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER

Section 10.1

Duties of the Master Servicer.

(a)

The Certificateholders, by their purchase and acceptance of the Certificates, appoint Saxon Mortgage, Inc. as Master Servicer.  For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement.

(b)

The Master Servicer shall supervise and provide oversight of the Servicer’s performance of its obligations hereunder.  The Master Servicer shall, for the benefit of Certificateholders, use its reasonable best efforts to enforce the obligation of the Servicer hereunder, and, upon its obtaining actual knowledge of an Event of Default, shall take such action as is required by Section 7.1.

(c)

To the extent the Servicer defaults in its obligation to timely make an P&I Advance required hereunder, upon notice of such failure, the Master Servicer shall be required to make such P&I Advance by the related Distribution Account Deposit Date or in the event the Master Servicer fails to do so, the Trustee as successor Master Servicer shall be required to make such P&I Advance by the related Distribution Date.  All rights of reimbursement otherwise available to the Servicer hereunder in respect of any Advance shall be fully available to the Master Servicer (or the Trustee as successor Master Servicer, as applicable).

(d)

The Master Servicer shall, in the manner and at such times specified, prepare and furnish the reports described in Sections 4.4 and 4.5 hereof.

Section 10.2

Compensation to the Master Servicer.

The Master Servicer shall be entitled to the Master Servicing Fee on each Distribution Date from amounts on deposit in the Master Servicer Custodial Account.  If, on any Distribution Date such fee is not distributed as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to the Master Servicer by withdrawal from the Distribution Account.  The Master Servicer shall be entitled to deposit account earnings as provided in Section 3.5 as additional master servicing compensation.

Section 10.3

Termination of Master Servicer; Trustee to Act.

Each of the following shall constitute an event of default by the Master Servicer (a "Master Servicer Event of Default") of its obligations hereunder:

(a)

any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement within [five] days of the due date therefor (or, in the case of a P&I Advance which the Master Servicer is required to make pursuant to Section 3.19 on the due date therefor);

(b)

the Master Servicer shall fail duly to observe or perform in any material respect any of its covenants or agreements (other than its obligation to make an Advance) contained herein and such failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates entitled to at least 51% of the Voting Rights; or

(c)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

(d)

the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Master Servicer or relating to all or substantially all its property; or

(e)

the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

The rights and obligations of the Master Servicer under this Agreement may be terminated only upon the occurrence of a Master Servicer Event of Default.  If a Master Servicer Event of Default described in clause (a) of this Section 10.3 shall occur, then, the Trustee shall, by notice in writing to the Master Servicer terminate all the rights and obligations of the Master Servicer hereunder, other than its rights as a Certificateholder.  If a Master Servicer Event of Default described in clauses (b) through (d) of this Section 10.3 shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer, terminate all the rights and obligations of the Master Servicer hereunder, other than its rights as a Certificateholder.  If a Master Servicer Event of Default described in clause (e) of this Section 10.3 shall occur, the Trustee may terminate, by notice in writing to the Master Servicer, all the rights and obligations of the Master Servicer hereunder, other than its rights as a Certificateholder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall, to the maximum extent permitted by law, pass to and be vested in the Trustee pursuant to and under this Section 10.3; (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it hereunder on or prior to the date of such termination. Without limiting the generality of the foregoing, the Trustee is hereby authorized and empowered to execute and deliver on behalf of and at the expense of the Master Servicer, as the Master Servicer's attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things that in the Trustee's sole and absolute judgment may be necessary or appropriate, to effect such termination. Notwithstanding the foregoing, upon any such termination the Master Servicer shall do all things reasonably requested by the Trustee to effect the termination of the Master Servicer's responsibilities, rights and powers hereunder, and the transfer thereof to the Trustee, including, but not limited to, promptly providing to the Trustee (and in no event later than ten Business Days subsequent to such notice) all documents and records electronic and otherwise reasonably requested by the Trustee to enable the Trustee or its designee to assume and carry out the duties and obligations that otherwise were to have been performed and carried out by the Master Servicer but for such termination.

As successor Master Servicer, the Trustee shall be entitled to the fees to which the Master Servicer would have been entitled if the Master Servicer had continued to act as such.  The Trustee shall also, as successor Master Servicer, be entitled to all the protections and indemnification afforded to the Master Servicer hereunder.

Notwithstanding the above, upon the occurrence of a Master Servicer Event of Default, if the Trustee shall be unwilling so to act, if it is unable so to act or, if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $[15,000,000] as the successor to the Master Servicer, which successor may be the Master Servicer; provided that before such reappointment, the Master Servicer shall have reimbursed the Trustee for any and all advances made by the Trustee in its capacity as successor Master Servicer plus interest at the federal fund rate.  No appointment of a successor to the Master Servicer shall be effective until the assumption by such successor of all future responsibilities, duties and liabilities of the Master Servicer hereunder.  Pending appointment of a successor to the Master Servicer, the Trustee or an affiliate shall, to the maximum extent permitted by law, act in such capacity as hereinabove provided.

In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments received on the assets included in the Trust Fund as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder.  The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

Section 10.4

Notification to Certificateholders.

Upon any termination pursuant to Section 10.3 hereof, or any appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.1

Amendment.

This Agreement may be amended from time to time by the Depositor, Servicer, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any disclosure document pursuant to which any Certificates were offered;  to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Servicer or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel delivered to the Trustee (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Trustee, Servicer, the Depositor and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each REMIC created hereunder as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any such REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, Servicer, the Master Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause an Adverse REMIC Event.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or the Swap Counterparty or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 11.1.

Section 11.2

Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon direction a majority of the Certificateholders to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.  However, the foregoing sentence notwithstanding, the Servicer may provide copies hereof to counsel, judicial officers, and government agencies, or may cause this Agreement to be recorded, in any jurisdiction in which, in the Servicer’s judgment, such disclosure or recording may facilitate foreclosure or other recovery with respect to any one or more of the Mortgage Loans.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.3

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.4

Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, absolute sales thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof by the Depositor to the Trustee.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 11.5

Notices.

(a)

The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

1.

any material change or amendment to this Agreement;

2.

the occurrence of any Event of Default that has not been cured;

3.

the resignation or termination of the Servicer, the Master Servicer or the Trustee and the appointment of any successor;

4.

the repurchase or substitution of Mortgage Loans pursuant to Section 2.3 hereof;

5.

the final payment to Certificateholders; and

6.

any rating action involving the long-term credit rating of the Master Servicer, which notice shall be made by first-class mail within two Business Days after the Trustee gains actual knowledge thereof.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

1.

Each report to Certificateholders described in Section 4.5 hereof;

2.

Each annual statement as to compliance described in Section 3.16 hereof;

3.

Each annual independent public accountants’ servicing report described in Section 3.17 hereof; and

4.

Any notice of a purchase of a Mortgage Loan pursuant to Section 2.2, 2.3 or 3.11 hereof.

(b)

All directions, demands, authorizations, consents, waivers, communications and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, facsimile or courier to the applicable Notice Address, or in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 11.6

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.7

Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.  As a condition to the utilization of any Subservicer or Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122, the Master Servicer shall obtain from any such Subservicer or Subcontractor used by the Master Servicer for the benefit of the Depositor a written agreement from such Subservicer or Subcontractor (in form and substance satisfactory to the Depositor) to comply with the provisions of Sections 6.5 and 6.6 of this Agreement to the same extent as if such Subservicer or Subcontractor were the Master Servicer.

Section 11.8

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.8, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.9

Inspection and Audit Rights.

The Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor or the Trustee during the Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.9 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer or the related Subservicer.

Section 11.10

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 11.11

Limitations on Actions; No Proceedings.

(a)

Other than pursuant to this Agreement, or in connection with or incidental to the provisions or purposes of this Agreement, the trust created hereunder shall not (i) issue debt or otherwise borrow money, (ii) merge or consolidate with any other entity reorganize, liquidate or transfer all or substantially all of its assets to any other entity, or (iii) otherwise engage in any activity or exercise any power not provided for in this Agreement.

(b)

Notwithstanding any prior termination of this Agreement, the Trustee, the Servicer, the Master Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

Section 11.12

Mortgage Data.

[The Depositor hereby represents to S&P that, to the Depositor’s knowledge, the information provided to such Rating Agency, including any loan level detail, is true and correct according to such Rating Agency’s requirement.]

*          *          *

IN WITNESS WHEREOF, the Depositor, Master Servicer, Servicer and the Trustee, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

SAXON ASSET SECURITIES COMPANY

By:

Name:
Title:

[SAXON MORTGAGE, INC.]

By:

Name:

Title:

[SAXON MORTGAGE SERVICES, INC.]

By:

Name:

Title:

[TRUSTEE]

By:

Name:

Title:

By:

Name:

Title:

Schedule I

MORTGAGE LOAN SCHEDULE (BY GROUP)

[On file at the offices of Saxon Asset Securities Company]

Schedule IA

[SMI] MORTGAGE SCHEDULE

[On file at the offices of [Saxon Mortgage Inc.]]

Schedule IB

WAREHOUSE MORTGAGE SCHEDULE

None.

Schedule II

PASS-THROUGH RATE SCHEDULE

[To be provided as applicable]

EXHIBIT A

FORM OF SENIOR CERTIFICATES

EXHIBIT B

FORM OF SUBORDINATE CERTIFICATES

EXHIBIT C

FORM OF INITIAL CERTIFICATION OF TRUSTEE

EXHIBIT D

FORM OF FINAL CERTIFICATION OF TRUSTEE

EXHIBIT E

U.S. PERSON AFFIDAVIT

EXHIBIT F

FORM OF TRANSFEROR CERTIFICATE

EXHIBIT G-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

EXHIBIT G-2

BENEFIT PLAN AFFIDAVIT

EXHIBIT H

FORM OF RULE 144A AGREEMENT-QIB

CERTIFICATION

SAXON ASSET SECURITIES COMPANY

MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2005-4, CLASS _

EXHIBIT I

REQUEST FOR RELEASE OF DOCUMENTS AND

RECEIPT

EXHIBIT J

[RESERVED]

EXHIBIT K

FORM OF REMITTANCE AGENCY AGREEMENT

EXHIBIT L

FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT M

WAREHOUSE SELLERS

EXHIBIT N

[RESERVED]

EXHIBIT O

FORM CERTIFICATION TO BE PROVIDED

TO THE DEPOSITOR BY THE TRUSTEE

EXHIBIT P

FORM CERTIFICATION TO BE

PROVIDED TO THE DEPOSITOR BY THE SERVICER

EXHIBIT Q

INTEREST RATE SWAP AGREEMENT

EXHIBIT R

CLASS A-1 CAP AGREEMENT